UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule14a-12
Cooper-Standard Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1 More details on the Company’s EcoVadis Sustainability Rating can be found at https://recognition.ecovadis.com/VzeBTOxUzEOSJv8dfzzkdQ

A Letter from our Chairman and Chief Executive Officer
To Our Investors,
On behalf of the Board of Directors of Cooper-Standard Holdings Inc. (the “Board”), I am pleased to invite you to attend the
2026 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held virtually May 14, 2026, beginning at 9:00 a.m.,
Eastern Time.
By nearly every measure, 2025 was the strongest operational year in Cooper Standard’s history - an especially meaningful achievement as we celebrated our 65th anniversary.  This operational excellence drove results for the year that exceeded our original business plan and expectations despite significant industry disruption, a reflection of our disciplined execution of our strategic priorities, continued improvements across our entire business, and strong alignment across our teams. Our focused investments in innovation, operational excellence, and customer partnership are strengthening the Company and positioning us well for the future.  Our achievements in 2025 included:
•Strengthening financial results
◦Margin expansion, positive cash flow and 24% increase in operating income compared to 2024;
◦$298 million in net new business awards, 74% related to innovation products;
•Operational excellence
◦World-class safety benchmarks with a total incident rate of 0.24 per 200,000 hours worked, our best year ever, including 31 plants that completed the year with zero reported incidents;
◦World-class product quality, launches and customer service, including 99% green customer scorecards for product quality, and 98% green customer scorecards for program launches;
•External recognition and awards
◦SPE Automotive Innovation Award Finalist for our Quick Connector with Integrated Temperature Sensor;
◦2025 Automotive News PACE Pilot recognition for our eCoFlow™ Switch Pump technology;
◦One of Newsweek’s America’s Most Responsible Companies for the seventh consecutive year;
◦Leader in Sustainability recognition from Nissan;
◦2025 EcoVadis Silver Status1, the eighth consecutive time for evolving sustainability achievements;
◦2024 Ford Supplier of the Year Award;
◦Toyota Motor North America for Supplier Excellence;
◦2024 GM Supplier of the Year, the eighth consecutive time earning this recognition;
◦USA TODAY America’s Best Climate Leaders 2025 List.
These accomplishments were driven by our world-class culture and unwavering commitment to integrity and doing business the right way. Building on the momentum of 2025, we remain confident in our strategy and are optimistic about 2026 as we continue to position Cooper Standard for sustainable, long-term profitable growth and value creation.
As fellow shareholders, I encourage you to participate in our Annual Meeting, as your vote and engagement are important to the ongoing success of the Company. This year’s Annual Meeting will again be in a virtual format. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting via a live webcast by visiting
www.virtualshareholdermeeting.com/CPS2026. Details of the business to be conducted at the Annual Meeting are given in the
Notice of the 2026 Annual Meeting of the Stockholders and the proxy statement.
Thank you in advance for your participation in the meeting and for your continued support.
Sincerely,
Jeffrey S. Edwards
Chairman and Chief Executive Officer

2026 ANNUAL MEETING OF THE STOCKHOLDERS
Meeting Notice

Items of Business
01	To elect the director nominees described in the proxy statement for a one-year term ending at the next annual meeting of the stockholders;
WHEN
02	To hold an advisory vote on named executive officer compensation;	Thursday, May 14, 2026 9:00 a.m. Eastern Time
Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.
03	To ratify the appointment of the independent registered public accounting firm for the 2026 fiscal year; and

04	To conduct any other business if properly brought before the Annual Meeting.

WHERE
Online via live webcast at www.virtualshareholdermeeting.com/CPS2026
You will find more information about the matters to be voted on at the Annual Meeting in the proxy statement.

You may vote your shares electronically and submit questions during the webcast
Who can vote
Holders of the Company’s common stock as of the close of business on
March 20, 2026, the record date, are entitled to vote at the Annual
Meeting. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at
40300 Traditions Drive, Northville, Michigan, 48168, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/
CPS2026 when you enter your 16-digit control number.
Pre-meeting Questions to Management
The online format used by the Company for the Annual Meeting also allows us to communicate more effectively with you. Stockholders can submit appropriate questions in advance of the Annual Meeting by visiting
www.proxyvote.com. Stockholders will need their 16-digit control number to enter the website.

HOW TO ATTEND

Use the 16-digit control number included
on your Notice Regarding the Availability
of Proxy Materials, on your proxy card (if
you received a printed copy of the proxy
materials), or on the instructions that
accompanied your proxy material

By Order of the Board of Directors,

YOUR VOTE IS IMPORTANT!
We strongly encourage you to
exercise your right to vote as a
stockholder.  You may revoke your
proxy at any time before it is
exercised. You will find instructions
on how to vote on page 6 of the
proxy statement.

MaryAnn Peterson Kanary Senior Vice President, Chief Legal Officer & Secretary April 2, 2026

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 14, 2026
The Notice of the 2026 Annual Meeting, the 2026 Proxy Statement, and the
Company’s Annual Report to Stockholders on Form 10-K for the year ended
December 31, 2025 are available free of charge at: www.proxyvote.com.

i

TABLE OF
Contents

PROXY SUMMARY ............................................................................................................................................	1
PROXY STATEMENT ........................................................................................................................................	6

PROPOSAL 1: ELECTION OF DIRECTORS ..............................................................................................	9
Director Nominee Overview ......................................................................................................	9
Director Recruitment Process .....................................................................................................................	12
Nominees ............................................................................................................................................................	13

CORPORATE GOVERNANCE .........................................................................................................................	19
Board of Directors ............................................................................................................................................	19
Independence of Directors .............................................................................................................................	19
Board Leadership Structure ...........................................................................................................................	19
Board of Director’s Meeting Attendance Requirements ..............................................................................	19
Evaluation of Board Performance ................................................................................	20
Board Committees and Their Functions .....................................................................................................	21
Corporate Governance Principles and Code of Conduct .......................................................................	23
Securities Trading Policy ................................................................................................................................	23
Board’s Role in Risk Oversight .....................................................................................................................	23
Corporate Responsibility ................................................................................................................................	25
Director Compensation ....................................................................................................................................	28
Stock Ownership and Related Stockholder Matters ...............................................................................	30
Executive Officers ............................................................................................................................................	33
Transactions with Related Persons .............................................................................................................	34
Communications with Directors ....................................................................................................................	34

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION ...............	35
Compensation Discussion and Analysis ....................................................................................................	36
Compensation Committee Report ................................................................................................................	47
Executive Compensation ................................................................................................................................	48
Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO .....................	60
Pay Versus Performance .................................................................................................................................	61

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR ...........................	66
Fees and Services of Independent Registered Public Accounting Firm ............................................	67
Report of the Audit Committee ......................................................................................................................	68

Submitting Stockholder Proposals and Nominations for the 2027 Annual Meeting ......................	69
Additional Information .....................................................................................................................................	69
Discretionary Voting of Proxies on Other Matters ...................................................................................	69

1	2026 Proxy Statement

COOPER STANDARD
2026 Proxy Summary

Proposals and Board Recommendations
Proposal		Board Recommendation	Page

01	Election of Directors Named Herein	FOR ALL	9
02	Advisory Vote on Named Executive Officer Compensation	FOR	35
03	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026	FOR	66

Ways to Vote Before the Annual Meeting
We encourage stockholders to submit their votes in advance of the Annual Meeting. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. By following the instruction provided in your proxy card, you may submit your votes in the following ways:

Vote online at www.proxyvote.com until 11:59 p.m. Eastern Time on May 13, 2026	Call 1-800-690-6903 until 11:59 p.m. Eastern Time on May 13, 2026	Mail Proxy Card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Director Nominees
	Age	Director Since	Independent

John G. Boss	66	2020	●

Jeffrey S. Edwards	63	2012

Richard J. Freeland	68	2020	●

Adriana E. Macouzet Flores	64	2020	●

David J. Mastrocola	64	2010	●

Christine M. Moore	63	2021	●

Robert J. Remenar	70	2015	●

Sonya F. Sepahban	65	2016	●

Stephen A. Van Oss	71	2008	●

This proxy statement was first sent or made available to stockholders on or about April 2, 2026.

2026 Proxy Statement	2

Table of Contents Proxy Summary
Our Purpose, Mission, Values and Capabilities

CREATING SUSTAINABLE SOLUTIONS TOGETHER
Cooper Standard’s Purpose, Mission, Values and
Capabilities define our culture and agility for future growth and development and align with the evolving transportation
and industrial markets. Our Purpose is composed of four
foundational words:

Creating: To develop the next, game-changing
advancements in materials science and product innovations
to be the leader in mobility solutions.
Sustainable: To preserve our planet and business viability
by reducing our environmental footprint for better
communities, people and societies.
Solutions: To deliver high-quality products and services to
our stakeholders, so they can trust us as their preferred
partner that is ready to deliver.
Together: To partner with all our stakeholders to create a
better tomorrow.

2025 Highlights

99% achieved on green customer scorecards for world-class quality	98% achieved on green customer scorecards launches	0.24 total incident rate (TIR), achieving world-class safety	31 facilities with perfect TIR of 0

$64m in cost savings through manufacturing efficiency and purchasing lean initiatives	$18m in cost optimization through restructuring savings	.+24% operating income year-over- year improvement	$298m net new business awards supporting profitable future growth

3	2026 Proxy Statement

Table of Contents	Proxy Summary

Governance Highlights
•Independent Lead Director
•8 of the 9 director nominees are independent
•Minimum stock ownership requirements for directors
•Board committees composed of independent directors
•Annual Board evaluations
•Board comprised of members with the right mix of key skills, experiences, background and tenure, bringing a broad range of perspectives integral to the Company’s success
•Board meets regularly in executive sessions
•Strong governance framework for the oversight of environmental, social and governance matters

10 Years average tenure of board members

SKILLS AND EXPERIENCE OF BOARD NOMINEES

Core Industry			6

Senior Executive Leadership						9

Financial/ Audit & Risk		4

Mergers & Acquisition/ Capital Markets					8

International Business Markets					8

Engineering/ Technical		4

Manufacturing/ Supply Chain				7

Innovation & Technology Strategy			6

Cybersecurity/ Information Technology	3

Environmental/ Social/ Governance			6

BOARD ENGAGEMENT IN 2025

6 Board Meetings	17 Committee Meetings	98% Attendance[1]	6 Executive Sessions

[1]Percentage represents average attendance of the directors based on the total number of meetings of the Board and of the committees on which each such director served during 2025. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served during 2025.

2026 Proxy Statement	4

Table of Contents Proxy Summary

RISK OVERSIGHT	CORPORATE RESPONSIBILITY
•Robust enterprise risk management approach
•Active participation from leaders of the Company
with the Board’s oversight
•Culture of integrity and risk awareness throughout
the Company
•The Board’s environmental, social and governance
framework that integrates environmental, social and
governance risks and opportunities into the
Company’s long-term strategy and enterprise risk
management processes

•Global Sustainability Council providing oversight for
the Company’s sustainability strategy
•Long term environmental, social and governance
goals aligned with business goals and stakeholder
priorities
•Materiality assessment refreshed every three years,
including double materiality assessment in 2024
•Developing a near-term science-based target to
guide our pathway toward our 2040 in Europe and
2050 globally ambition
•Rating agency analyses showing continued
environmental, social and governance overall score
improvement
•Named to Newsweek’s 2026 list of America's Most
Responsible Companies based on key areas of
environmental, social and governance for the
seventh consecutive year
•Named to the USA Today America’s Best Climate
Leaders 2025 list

Executive Compensation
2025 HIGHLIGHTS
•Strong pay-for-performance approach aligned with the significant improvement in company performance on a year-over-
year basis, as demonstrated by (i) 2025 annual incentive payments that were above target, and (ii) payouts on performance-based long-term incentive awards with performance periods ending in 2025
•Use of Adjusted EBITDA and Free Cash Flow as the two metrics in our annual incentive plan (AIP)
•Continued use of performance-based long-term incentive awards, with performance measured against both Company financial targets and the Relative Total Shareholder Return of comparable companies
•In response to lower than anticipated (or historical) support for our 2025 Say-on-Pay vote results, we conducted significant shareholder outreach efforts in the Fall of 2025 under the direction of the Chair of the Compensation
Committee of the Board of Directors.  We reached out to several shareholders, including nine of our top ten shareholders, representing over 40% of outstanding shares, and held meetings with these shareholders who accepted a meeting.
These meetings were led by our Compensation Committee Chair and also included senior members of our investor relations, human resources, and legal teams. As a result of these enhanced engagement efforts, we made several responsive modifications to our pay programs in light of investor feedback, which are detailed in the Compensation
Discussion and Analysis section.

PRACTICES WE EMPLOY	PROGRAM OBJECTIVES
•Independent compensation consultant
•Annual benchmarking using general industry surveys
and a peer group proxy analysis
•Performance-based  long-term incentive compensation
programs
•Balanced mix of performance measures aligned with
long-term strategy
•Clawback policy
•Anti-hedging and anti-pledging policy
•Executive and non-employee director stock ownership
guidelines

•Achieve true pay-for-performance
•Attract and retain highly-qualified executives
•Align the interests of executives with those of our
stockholders
•Focus on profitability and shareholder return metrics
•Motivate our leadership team to execute Company plans
for sustainable growth

5	2026 Proxy Statement

Table of Contents	Proxy Summary

Awards and Recognitions
SUSTAINABILITY AND ENVIRONMENTAL LEADERS	VISIONARIES IN INNOVATION AND TECHNOLOGY
•EcoVadis silver medal for the eighth consecutive time
•Newsweek’s America’s Most Responsible Companies for
the seventh consecutive year
•USA TODAY America’s Best Climate Leaders 2025 List
•Earned Leader in Sustainability recognition from Nissan
•Automotive News PACE Pilot winner for our eCoFlow™ Switch Pump technology •SPE Automotive Innovation Award finalist for our Quick Connector with Integrated Temperature Sensor
SPOTLIGHT ON OUR TALENTED PEOPLE	COMMITMENT TO MANUFACTURING EXCELLENCE
•Shannon Quinn, named one of Automotive News’ 100 Leading Women in the North American Auto Industry for 2025	•GM’s Supplier of the Year award for the eighth consecutive time •2025 Ford Supplier of the Year Awarded for Crisis Management in 2024 •Toyota Motor North America Supplier Excellence

2026 Proxy Statement	6

COOPER STANDARD
2026 Proxy Statement

Voting and Virtual Meeting Information
WHO IS ENTITLED TO VOTE?
Holders of the Company’s common stock as of the close of business on March 20, 2026, the record date, are entitled to vote at the Annual Meeting. On March 20, 2026,17,755,284 shares of common stock were outstanding and, thus, eligible to be voted. Each outstanding share of common stock will be entitled to one vote on each proposal.
WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?
You may vote for or against or abstain from voting on each proposal submitted for voting. Provided that there is no competing proxy, if you are a beneficial owner and do not provide voting instructions to your broker, trustee, or other nominee under the
New York Stock Exchange (“NYSE”) rules, your broker, trustee, or other nominee has the discretion to vote those shares only on matters that are routine. A broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”
The following table sets forth the vote required for approval and the effect of abstentions and broker non-votes for each of the following Proposals for the Annual Meeting.

Proposal		Vote Required for Approval	Effect of Abstentions and Broker Non-Votes
01	Election of Directors Named Herein	More votes are cast “for” than “against” a nominee.	Abstentions and Broker non-votes have no effect on the outcome of the vote.
02	Advisory Vote on Named Executive Officer Compensation	More votes are cast “for” than “against” the proposal.	Abstentions and Broker non-votes have no effect on the outcome of the vote.
03	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026	More votes are cast “for” than “against” the proposal.	Abstentions have no effect on the outcome of the vote. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal in uncontested situations.

7	2026 Proxy Statement

Table of Contents	Proxy Statement
HOW DO I VOTE BEFORE THE ANNUAL MEETING?
We encourage stockholders to submit their votes in advance of the Annual Meeting. If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares. By following the instruction provided in your proxy card, you may submit your votes in the following ways:

Vote online at www.proxyvote.com until 11:59 p.m. Eastern Time on May 13, 2026	Call 1-800-690-6903 until 11:59 p.m. Eastern Time on May 13, 2026	Mail Proxy Card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered to be the beneficial owner of those shares, and you have the right to give instructions to your broker, trustee or other nominee on how to vote your shares following the instructions provided in the voting instructions form.
HOW DO I VOTE ONLINE DURING THE ANNUAL MEETING?
You may vote your shares by completing a ballot online during the designated time during the Annual Meeting if you are a stockholder of record or a “street name” holder.
HOW CAN I CHANGE MY VOTE?
After you have submitted your proxy or voting instructions by the Internet, telephone, or mail, you may revoke your proxy at any time until it is voted at the Annual Meeting. If your shares are registered in your name, you may do this by (i) written notice of revocation to the secretary of the Company; (ii) timely delivery of a valid, later-dated proxy or later-dated vote by telephone or Internet; or (iii) voting your shares online during the Annual Meeting. If your shares are held in street name, you may revoke your vote (i) through your broker, trustee or other nominee in accordance with their voting instructions, or (ii) by subsequently voting online during the Annual Meeting.
WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
The presence of the holders of a majority of the outstanding shares of our common stock, in person or by proxy, will constitute a quorum for transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum at the Annual Meeting.
WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?
If you return your proxy card with no votes marked or do not specify when giving your proxy by telephone or online how you want to vote your shares, we will vote them:
•FOR the election of all nominees for director (Proposal 1);
•FOR the approval of named executive officer compensation (Proposal 2); and
•FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 (Proposal 3).
WHO PAYS FOR THIS PROXY SOLICITATION?
This solicitation of proxies is made by and on behalf of the Board of Directors. We will bear the cost of the solicitation of proxies. We do not currently plan to hire a proxy solicitor to help us solicit proxies from brokers, bank nominees, or other institutions or stockholders although we reserve the right to do so. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or other means of communication, but they will not receive any additional compensation in connection with such solicitation.
HOW CAN I ATTEND THE ANNUAL MEETING?
This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted through an audio webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CPS2026. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

2026 Proxy Statement	8

Table of Contents Proxy Statement
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices
(desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE
ACCESSING THE VIRTUAL MEETING WEBSITE?
For technical difficulties, you may call the telephone numbers provided on the login page of the virtual meeting platform at
www.virtualshareholdermeeting.com/CPS2026.
HOW DO I SUBMIT A QUESTION AT THE 2026 MEETING?
If you wish to submit a question, you may do so in two ways:
•Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on "Question for Management," type in your question, and click "Submit."
You may submit questions through this pre-meeting forum until the start of the meeting.
•During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/CPS2026 to attend the meeting, during which you may type your question into the "Ask a Question" field, and click "Submit."
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at http://www.ir.cooperstandard.com.
The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

9	2026 Proxy Statement

PROPOSAL 1
Election of Directors

Our 2026 Director Nominees
Upon the recommendation of the Nominating and Corporate Governance
Committee, the Board has nominated the nine individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of the stockholders in 2027 and until their successors, if any, are elected or appointed and qualified, or until their earlier resignation, removal, or death. All of these nominees have consented to being named in this proxy statement and to serve, if elected. If any of them is unable or declines to serve as a director, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.
Each incumbent director who has been nominated for reelection by the
Board must submit or have submitted an irrevocable resignation. If an incumbent director is not reelected, then (within 90 days of receiving the certified vote pertaining to the election of directors) the Nominating and
Corporate Governance Committee will make a recommendation to the
Board as to whether to accept or reject the resignation or take other action. The Nominating and Corporate Governance Committee, in
making its recommendation, and the Board, in making its determination, may consider any factors they determine appropriate.
Because this is an uncontested election, a nominee will be elected if more votes are cast “for” than “against” that nominee’s election, and any abstentions or broker non-votes will not be counted as a vote “for” or
“against” that nominee’s election. If a nominee is not elected, or if the
Board accepts an unsuccessful incumbent director’s resignation, then the
Board may fill the resulting vacancy.

The Board of Directors recommends that the stockholders vote FOR each of our nominees.

DIRECTOR NOMINEES John G. Boss Jeffrey S. Edwards Richard J. Freeland Adriana E. Macouzet-Flores David J. Mastrocola Christine M. Moore Robert J. Remenar Sonya F. Sepahban Stephen A. Van Oss

2026 Proxy Statement	10

Table of Contents Proposal 1
SKILLS AND EXPERIENCE (OUT OF 9)
The Board considers the following skills and experiences to be integral to the success of the Company:

6	4

CORE INDUSTRY experience is important to providing relevant understanding of our business, strategy, and marketplace dynamics	ENGINEERING/TECHNICAL experience is critical to ensuring we are able to provide our customers with market-leading solutions with predictable quality that meet and exceed expectations

9	7

SENIOR EXECUTIVE LEADERSHIP
experience is important to providing the
Company with unique insights on developing
talent, a productive work culture, and strategy in
solving problems in large, complex
organizations
MANUFACTURING/SUPPLY CHAIN experience is critical to ensuring optimal processes are used in the creation of our products

4	6

FINANCIAL/AUDIT & RISK experience is important in overseeing accurate financial reporting, informed decision making on value-adding initiatives, and robust auditing	INNOVATION & TECHNOLOGY STRATEGY is integral to furthering our commitment to nurturing a culture that encourages innovative ideas that are translated into development of new and advanced technologies

8	3

MERGERS & ACQUISITIONS/CAPITAL
MARKETS
experience is critical to strategically pursuing
complementary acquisitions and joint ventures that
enhance our customer base, geographic
penetration, scale and technology

CYBERSECURITY/INFORMATION
TECHNOLOGY
experience is important because the Board
plays a vital role in recognizing the urgency of
IT/cybersecurity risks and ensuring the
Company has appropriate plans in place to
prevent and respond to cyber-attacks that could
result in reputational, legal, and operational
issues for the Company

8	6

INTERNATIONAL BUSINESS/MARKETS experience is critical to cultivating and sustaining business and governmental relationships internationally and providing oversight of our multinational operations
ENVIRONMENTAL/SOCIAL/GOVERNANCE
experience is vital to ensure that the Company
fulfills its commitment to good corporate
citizenship and sustainability with world-class
performance in all areas of our business and to
elevate our value for all our stakeholders

11	2026 Proxy Statement

Table of Contents	Proposal 1
Our Board is committed to ensuring that it has the right mix of key skills, experiences, background and tenure, bringing a broad range of perspectives contributing to our Company’s success. A particular director or director nominee may possess additional experience, qualifications, attributes and skills that are valuable to the Company, even if not expressly indicated below.

	Boss	Edwards	Freeland	Macouzet	Mastrocola	Moore	Remenar	Sepahban	Van Oss

KEY SKILLS AND EXPERIENCE
Core Industry	●	●	●	●			●	●
Senior Executive Leadership	●	●	●	●	●	●	●	●	●
Financial/Audit and Risk					●	●	●		●
Mergers and Acquisition/ Capital Markets	●	●	●	●	●		●	●	●
International Business/ Markets	●	●	●	●	●		●	●	●
Engineering/ Technical	●			●			●	●
Manufacturing/ Supply Chain	●	●	●	●			●	●	●
Innovation and Technology Strategy	●	●	●	●			●	●
Cyber Security/ Information Technology						●		●	●
Environmental/ Social/ Governance	●	●	●	●		●		●
DEMOGRAPHICS
Age	66	63	68	64	64	63	70	65	71
Director Since	2020	2012	2020	2020	2010	2021	2015	2016	2008
Independent	●		●	●	●	●	●	●	●

2026 Proxy Statement	12

Table of Contents Proposal 1

Director Recruitment Process

IDENTIFICATION Stockholders, Management, Directors and Search Firms Identify Director Candidates	RECOMMENDATION Nominating and Corporate Governance Committee Evaluates Candidates and Makes Recommendation	NOMINATIONS Board of Directors Makes Nominations	ELECTION Stockholders Elect Directors at Annual Meeting of Stockholders

The Board is responsible for selecting its own members and recommending them for election by the stockholders. The Board delegates the screening process to the Nominating and Corporate Governance Committee. The Nominating and Corporate
Governance Committee, with the active involvement and input of the Chairman and Chief Executive Officer (“CEO”) and other members of the Board, as appropriate, will consider candidates recommended by stockholders, management, members of the
Board, and other sources as necessary, including search firms it may engage to assist in the identification and evaluation of qualified director candidates. The procedures for a stockholder to nominate director candidates are described under
“Submitting Stockholder Proposals and Nominations for the 2027 Annual Meeting” in this proxy statement. The Nominating and Corporate Governance Committee will evaluate candidates recommended by the stockholders using the same criteria that it uses in evaluating all other candidates.
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members, considering current Board composition, Company strategy and all relevant facts and circumstances at that time.
In identifying and evaluating the suitability of nominees for director, the Nominating and Corporate Governance Committee reviews the applicable requirements for directors under the Exchange Act and the NYSE listing rules. In addition, the
Nominating and Corporate Governance Committee considers other criteria it deems appropriate and which may vary over time depending on the Board’s needs, including criteria such as automotive or manufacturing industry experience, general understanding of various business disciplines (e.g., marketing, finance, etc.), the Company’s business environment, educational and professional background, analytical ability, and a willingness to devote adequate time to Board duties. Director candidates should demonstrate commitment to the highest personal and professional ethical standards, integrity, and the core values of the Company and will be evaluated on their ability to consider and balance the legitimate interests and concerns of the Company’s stockholders and other stakeholders effectively, consistently, and appropriately in reaching decisions. The
Nominating and Corporate Governance Committee also ensures the Board has a broad range of valuable perspectives by seeking candidates from varied backgrounds and viewpoints. The Board evaluates each individual in the context of the Board as a whole, with the objective of retaining a group that can best enhance the Company’s success and represent the interests of stockholders and other stakeholders with sound judgment.
The Nominating and Corporate Governance Committee presents its recommendations for director nominees to the Board of
Directors, who analyze the committee’s findings and select the nominees to be presented to the stockholders for a vote at the annual meeting of the stockholders.

13	2026 Proxy Statement

Table of Contents	Proposal 1
Director Nominees
The names of the nominees, along with their present positions, their principal occupations, directorships held with other public corporations currently over the last five years, their ages, and the year first elected as a director are set forth below. In addition, certain individual qualifications, experiences, and skills of our nominees that led the Board to the conclusion to nominate each such individual are set forth below.

Professional Experience
Until his retirement in March 2020, Mr. Boss was the president and chief executive officer of Momentive
Performance Materials Inc. (“MPM”), a global producer of silicones, quartz and specialty ceramic materials, serving in this capacity for six years. Mr. Boss also served as a director of MPM Holdings Inc.
from October 2014 to March 2020 and served as President of the Silicones & Quartz Division of MPM
from March 2014 to December 2014. Mr. Boss’s career spans more than 30 years in the specialty chemicals and materials industry, including various executive leadership positions with Honeywell
International, a producer of commercial, industrial and consumer products. Mr. Boss also serves on the board of directors of Wabash National Corporation, where he chairs the Compensation Committee and serves on the Audit Committee; Libbey, Inc., where he serves on the Audit Committee; and Calumet
Inc., where he chairs the Compensation Committee and serves on the Audit Committee. Mr. Boss earned a Master of Business Administration degree in Marketing and Finance from Rutgers Graduate
School of Management and a Bachelor’s Degree in Mechanical Engineering from West Virginia
University.

JOHN G. BOSS Age 66 Director Since 2020 Independent Yes Committees •Compensation (Chair)

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/ Markets	•Engineering/Technical •Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social/Governance

Other Current Public Company Directorships •Wabash National Corporation •Calumet Inc.

Former Public Company Directorships (past 5 years) •None

2026 Proxy Statement	14

Table of Contents Proposal 1

Professional Experience
With more than 40 years of automotive industry experience, Jeffrey Edwards serves as chairman and
CEO of Cooper Standard, a position he has held since May 2013. He joined Cooper Standard as CEO and became a member of the Company's board of directors in October 2012. Since joining Cooper
Standard, Mr. Edwards has been focused on driving value through culture, innovation and results.
Mr. Edwards also serves on the board of directors of Standex International Corp., where he serves on the Compensation and Nominating and Corporate Governance Committees.
Prior to joining Cooper Standard, Mr. Edwards held positions of increasing responsibility at Johnson
Controls, Inc. from 1984 to 2012. Most recently, he led the Automotive Experience Asia Group, serving as corporate vice president as well as group vice president and general manager.
Mr. Edwards earned a Bachelor of Science degree in business administration from Clarion University in
Pennsylvania. He has also completed an executive training program at INSEAD, an international graduate business school and research institution.

JEFFREY S. EDWARDS (CHAIRMAN) Age 63 Director Since 2012 Independent No

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/Markets	•Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social/Governance

Other Current Public Company Directorships •Standex International Corp.

Former Public Company Directorships (past 5 years) •None

15	2026 Proxy Statement

Table of Contents	Proposal 1

Professional Experience
Mr. Freeland served as president and chief operating officer of Cummins Inc., a global manufacturer of engines, power systems, and related components, from July 2014 to October 2019, prior to which he served in various senior leadership positions, including vice president and president of the Engine
Business from 2010 to 2014, president of the Components Group from 2008 to 2010, and president of
Worldwide Distribution Business from 2005 to 2008. Mr. Freeland serves as chair of the board of directors of Valvoline Inc., and as a member of its Compensation and  Nominating and Governance
Committees, and serves on the board of directors of Hyliion Holdings Corp. and as a member of its
Compensation and Technology Committees. He is also a member of the Advisory Council of Purdue
University, Krannert School of Management. Mr. Freeland earned a Bachelor of Science degree from
Purdue University in industrial management and a Master of Business Administration degree from
Indiana University.

RICHARD J. FREELAND Age 68 Director Since 2020 Independent Yes Committees •Nominating and Corporate Governance (Chair)

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/Markets	•Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social Governance

Other Current Public Company Directorships •Valvoline Inc. •Hyliion Holdings Corp

Former Public Company Directorships (past 5 years) •None

Professional Experience
Ms. Macouzet-Flores is vice president, Latin America and PMC general manager, Latin America of PPG
Industries de Mexico, S.A. de C.V., a subsidiary of PPG Industries Inc., a manufacturer and distributor of a broad range of paints, coatings and specialty materials, prior to which she served as its general manager, Latin America North and general manager, Automotive OEM Coatings from January 2012 to
June 2017. Ms. Macouzet-Flores held several other positions of increasing responsibility at PPG
Industries since she started with the company in 1989.
Ms. Macouzet-Flores has over 25 years of leadership experience in multinational settings.  She earned an undergraduate degree in chemical engineering from Universidad La Salle, Mexico City, Mexico, and has completed executive training courses in Finance Management at University of Michigan Ross
School of Business; Corporate Strategy at The University of Chicago Booth School of Business; and
Women on Boards at Harvard Business School.

ADRIANA E. MACOUZET FLORES Age 64 Director Since 2020 Independent Yes Committees •Nominating and Corporate Governance

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/ Capital Markets •International Business/Markets	•Engineering/Technical •Manufacturing/Supply Chain •Innovation & Technology Strategy •Environmental/Social/Governance

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

2026 Proxy Statement	16

Table of Contents Proposal 1

Professional Experience
Mr. Mastrocola is a private investor. Previously, Mr. Mastrocola served as partner and managing director of Goldman, Sachs & Co. During his 22 years at Goldman, Sachs & Co., he held a number of senior management positions in the Investment Banking Division, including heading and coheading the corporate finance, mergers/strategic advisory and industrials/natural resources departments, as well as serving as a member of firm-wide capital and commitments committees. Prior to Goldman, Sachs &
Co., Mr. Mastrocola was a senior auditor at Arthur Anderson & Co. Mr. Mastrocola also served on the
Board of Trustees of Save the Children Foundation for 12 years. Mr. Mastrocola earned his Master of
Business Administration degree from Harvard University and his undergraduate degree from Boston
College.

DAVID J. MASTROCOLA Age 64 Director Since 2010 Lead Director Since 2011 Independent Yes Committees • Compensation

	Skills and Experience •Senior Executive Leadership •Financial/Audit & Risk	•Mergers & Acquisitions/Capital Markets •International Business/Markets

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

Professional Experience
Ms. Moore retired in January 2026 as executive vice president and Chief Audit Executive of Comerica
Bank, a financial services company, a position she held since 2024. Prior to that time she held positions at Comerica Bank of increasing responsibility, including Executive Vice President and General Auditor from 2016 to 2024, Senior Vice President & Deputy General Auditor from 2014 to 2016, Senior Vice
President & Audit Director from 2004 to 2014, and Senior Auditor, Audit Manager, Audit Director from
1991 to 1999. She has also served as Controller, Jordan Services Inc. from 2000 to 2004 and began her accounting and auditing career at PricewaterhouseCoopers.
Ms. Moore earned a Bachelor of Business Administration degree from Marygrove College and a Master of Business Administration degree from University of Detroit Mercy. She has participated in the
Leadership at the Peak, a Center for Creative Leadership Executive Leadership Program, Inforum’s
Center for Women’s Leadership Executive Leadership Program, as well as earned: the certifications and designations of Certified Public Accountant (CPA); Certified Information System Auditor (CISA);
Certified Anti-Money Laundering Specialists (CAMS); Certified Fiduciary and Investment Risk Specialist
(CFIRS); and NACD Directorship. She  is a member of the Michigan Association of CPAs, Information
Systems Audit & Control Association, Institute of Internal Auditors, Association of Certified Anti-Money
Laundering Specialists, the Executive Leadership Council, and National Association of Corporate
Directors.

CHRISTINE M. MOORE Age 63 Director Since 2021 Independent Yes Committees •Audit

	Skills and Experience •Senior Executive Leadership •Financial/Audit & Risk	•Cybersecurity/Information Technology •Environmental/Social/ Governance

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

17	2026 Proxy Statement

Table of Contents	Proposal 1

Professional Experience
Mr. Remenar serves as chief operating officer of Kensington Capital Acquisition Corp. VI, a special purpose acquisition company since February, 2026. Mr. Remenar served as chief operating officer of
Kensington Capital Acquisition Corp. IV, a special purpose acquisition company from March 2022 to
September 2022. Mr. Remenar was president of Kensington Capital Acquisition Corp. II, a special purpose acquisition company, from February 2021 to October 2021 and served as vice chairman of its board of directors. From June 2020 to November 2020, he was president of Kensington Capital
Acquisition Corp. I, a special purpose acquisition company, also serving as vice chairman of its board of directors. Mr. Remenar also served as president and chief executive officer of Chassix Inc., a manufacturer of chassis systems, from July 2012 to June 2014, and he served as president and chief executive officer of Nexteer Automotive from December 2009 to June 2012, and president of Delphi
Steering/Nexteer Automotive from April 2002 to November 2012. Previously, he held several executive positions within Delphi Corp. since 1998 and several executive and managerial positions within General
Motors since 1985. Mr. Remenar also serves on the board of directors of Samvardhana Motherson
International Limited, where he serves as Lead Independent Director, chair of the Risk Management
Committee and as a member of the Strategic Relationship, Strategic Business Matters and Global
Sustainability Committees, and the board of directors of Munro & Associates and HEVO Inc. He earned his Master of Business and Professional Accountancy degrees from Walsh College and his undergraduate degree from Central Michigan University.

ROBERT J. REMENAR Age 70 Director Since 2015 Independent Yes Committees •Compensation •Audit

	Skills and Experience •Core Industry •Senior Executive Leadership •Financial/Audit & Risk •Mergers & Acquisitions/Capital Markets	•International Business/Markets •Engineering/Technical •Manufacturing/Supply Chain •Innovation & Technology Strategy

Other Current Public Company Directorships •Samvardhana Motherson International Limited (formerly known as Motherson Sumi Systems Limited)

Former Public Company Directorships (past 5 years) •Kensington Capital Acquisition Corp. •Kensington Capital Acquisition Corp. II

2026 Proxy Statement	18

Table of Contents Proposal 1

Professional Experience
Ms. Sepahban is the CEO and chair of the board of directors of OurOffice, Inc., a provider of enterprise
Human Resources and Workplace Communication suite of products. From 2009 to 2015, she served as senior vice president of engineering, development and technology at General Dynamics Land
Systems, a business unit of General Dynamics, a global aerospace and defense company. From 1997 to 2009, she held a number of leadership positions with Northrop Grumman Space Technology, including chief technology officer and senior vice president and chief engineer. Previously, Ms.
Sepahban held a number of technical and management positions at the NASA Johnson Space Center.
Ms. Sepahban earned a Master of Business Administration degree from the University of Houston, a master’s degree in chemical engineering from Rice University, a bachelor’s degree in chemical engineering from Cornell University, and a political science degree from the Institute of Political
Sciences in Paris, France.

SONYA F. SEPAHBAN Age 65 Director Since 2016 Independent Yes Committees •Nominating and Corporate Governance

	Skills and Experience •Core Industry •Senior Executive Leadership •Mergers & Acquisitions/Capital Markets •International Business/Markets •Engineering/Technical	•Manufacturing/Supply Chain •Innovation & Technology Strategy •Cybersecurity/Information Technology •Environmental/Social/ Governance

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

Professional Experience
Mr. Van Oss currently serves as an Operating Partner, Distribution for Gamut Capital Management, a
New York based private equity firm. From 2009 until his retirement in December 2015, Mr. Van Oss served as senior vice president and chief operating officer and director of WESCO International, Inc., a supply chain solutions company. He served as a senior vice president and chief financial and administrative officer of WESCO from 2004 to 2009 and as vice president and chief financial officer of
WESCO from 2000 to 2004. Previously, he served as WESCO’s director of information technology from
1997 to 2000 and as its director of acquisition management in 1997. Mr. Van Oss serves on the board of directors of JPW Industries as the chairman and is a member of the audit and compensation committees.  He earned his graduate degree from Cleveland State University, undergraduate degree from Wright State University and is a Certified Public Accountant licensed in Ohio.

STEPHEN A. VAN OSS Age 71 Director Since 2008 Independent Yes Committees •Audit (Chair) •Compensation

	Skills and Experience •Senior Executive Leadership •Financial/Audit & Risk •Mergers & Acquisitions/Capital Markets	•International Business/Markets •Manufacturing/Supply Chain •Cybersecurity/Information Technology

Other Current Public Company Directorships •None

Former Public Company Directorships (past 5 years) •None

19	2026 Proxy Statement

Corporate Governance

Board of Directors
INDEPENDENCE OF DIRECTORS
Board’s Guidelines on Director Independence:
Our Corporate Governance Guidelines provide that a majority of the members of the Board must meet the criteria for independence set forth under applicable law and NYSE listing standards. On an annual basis, the Board determines whether each director qualifies as independent under these criteria. In addition to applying the NYSE independence rules, the Board considers all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director. Furthermore, our Audit, Compensation and Nominating and Corporate Governance Committees are constituted so as to comply with the NYSE listing standards regarding independence, including committee independence.
Application of Guidelines:
The Board has determined that all of our directors and director nominees are independent as determined pursuant to NYSE rules, except for Mr. Edwards who serves as our CEO.
BOARD LEADERSHIP STRUCTURE
The Board’s leadership structure currently includes a combined chairman and CEO role with a non-employee lead director, as permitted by our Corporate Governance Guidelines.
Chairman and Chief Executive Officer
Mr. Edwards serves as chairman of the board of directors and CEO, a structure the Board believes is in the best interests of our stakeholders. This approach recognizes the importance of having a chairman with in-depth knowledge of, and experience in, our industry, while promoting communication between management and the Board, particularly regarding the Board’s oversight of the Company’s strategic direction. In addition, this structure ensures that the non-employee directors’ attention is devoted to the Company’s critical issues and our stakeholders. Our Board periodically reviews its determination to have a single individual serve as both chairman and CEO.
Lead Director
The lead director position is elected by the non-employee members of the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Board believes that the role of the lead director, together with the existence of a substantial majority of independent directors, fully independent Board committees, and the use of regular executive sessions of non-employee and independent directors achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management.
As the lead director, Mr. Mastrocola:
1.presides at all meetings of the Board at which the chair is not present, including executive sessions of the independent directors, and communicates with management concerning the substance of such meetings and sessions;
2.serves as the liaison between the chair and the independent directors;
3.approves the Board’s meeting agendas, schedules and information sent to the Board;
4.in consultation with the Compensation Committee, assists the Board with its evaluation of the performance of the
CEO; and
5.if requested by major stockholders, ensures that he is available for consultation and direct communication.
BOARD OF DIRECTORS ATTENDANCE REQUIREMENTS FOR MEETINGS
Meetings
Our Board of Directors met six times in 2025. As set forth in our Corporate Governance Guidelines, Board members are expected to attend Board meetings and meetings of the committees on which they serve. All directors are also strongly encouraged to attend our annual meeting of the stockholders. All director nominees attended at least 75% of the meetings of our Board and the committees on which they served during 2025. All of the then-serving directors attended the 2025 Annual
Meeting.

2026 Proxy Statement	20

Table of Contents Corporate Governance
Meetings of Non-Employee Directors
In accordance with our Corporate Governance Guidelines and the listing standards of NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Executive sessions of non-employee directors are led by Mr. Mastrocola, the lead director, and are held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with regularly scheduled committee meetings, as appropriate. At least once a year, the independent directors meet in an executive session led by one of the independent directors who is selected by all of the independent directors to lead the session.
EVALUATION OF BOARD PERFORMANCE
The Board believes that its annual evaluation process, illustrated below, is integral to enhancing our Board’s effectiveness.
These annual self-evaluations are intended to facilitate a candid assessment and discussion by the Board of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the Corporate Governance Guidelines, and areas for improvement. Each Committee of the Board also conducts a similar annual self-evaluation of its performance and procedures.

QUESTIONNAIRE	Questionnaire enables each director to provide candid feedback.

BOARD ASSESSMENTS AND DISCUSSIONS
During an executive session of the Board led by the Chair of the Nominating and
Corporate Governance Committee and the lead director, the questionnaires are used to facilitate assessments of the following areas:
•Individual performances of the directors, including
in the capacity of lead director and committee chair;
•Board and committee operations;
•Board performance; and
•Committee performance.

FOLLOW-UP	Policies and practices updated as appropriate.

21	2026 Proxy Statement

Table of Contents	Corporate Governance
Board Committees and Their Functions
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating
and Corporate Governance Committee.
The Board determined that each member of each Committee is independent under applicable NYSE listing standards and
SEC rules. Each Committee is organized and conducts its business pursuant to a written charter adopted by the Board and available on our website at www.cooperstandard.com under the “Investors” tab.
The following chart sets forth our Board’s standing committees and membership on these committees.

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John G. Boss		C
Jeffrey S. Edwards*
Richard J. Freeland			C
Adrian E. Macouzet Flores			●
David J. Mastrocola**		●
Christine M. Moore†	●
Robert J. Remenar†	●	●
Sonya F. Sepahban[1]			●
Stephen A. Van Oss†	C	●

*Chairman of Board **Lead Director †Financial Expert “C”Denotes member and Chair of Committee “●”Denotes member
1Ms. Sepahban was appointed to the Nominating and Governance Committee on May 15, 2025.

2026 Proxy Statement	22

Table of Contents Corporate Governance

AUDIT COMMITTEE
Committee’s Key Responsibilities
•Select independent registered public accounting firm and regularly review and evaluate the firm’s independence, qualifications and performance
•Oversee accounting and financial reporting processes and the annual audit and quarterly review of financial statements
•Oversee, review and evaluate the Company’s internal audit function
•Oversee compliance with legal and regulatory requirements
•Review and oversee our system of internal controls regarding finance, accounting, cybersecurity and legal compliance
•Review and oversee the Company’s assessment and management of the Company’s major litigation, and any significant compliance, cybersecurity and financial risk exposures
•Oversee environmental, social and governance disclosures, processes, and controls

Chair Stephen A. Van Oss Members Christine M. Moore Robert J. Remenar Thomas W. Sidlik (until May 15, 2025) Number of Meetings in 2025 7

Audit Committee Financial Expertise and Independence
Our Board has determined that each member of the Audit Committee is financially literate and that
Messrs. Van Oss and Remenar and Ms. Moore qualify as audit committee financial experts as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”).

COMPENSATION COMMITTEE
Committee’s Key Responsibilities
•Review and approve corporate goals, objectives, and other criteria relevant to the CEO’s and the other executive officers’ compensation
•Evaluate the performance of all executive officers and determine their compensation
•Establish overall compensation philosophy and review, approve executive compensation programs and assess related risks
•Review and approve employment and severance arrangement with executive officers
•Review and approve equity-based compensation plans and awards made pursuant to such plans
•Oversee the Company’s employee benefit plans, including the delegation of responsibility for such programs to the Company’s Benefit Plan Committee
•Integrate select environmental, social and governance goals and milestones into executive compensation plans where deemed appropriate

Chair John G. Boss Members David J. Mastrocola Robert J. Remenar Stephen A. Van Oss Number of Meetings in 2025 5

Compensation Consultant
The Compensation Committee has engaged FW Cook as its independent compensation consultant.
The consultant reports directly to the Compensation Committee and advises the Compensation
Committee on a number of compensation-related considerations, including compensation practices among our peer group companies, pay-for-performance measures, competitiveness of pay levels, program design, and market trends. Other than consulting on executive compensation matters, FW
Cook has performed no other services for the Compensation Committee or the Company.
The Compensation Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Compensation Committee, including consideration of all factors relevant to the advisor’s independence from management as required by applicable NYSE listing standards.  In connection with its engagement of FW Cook, the Compensation Committee considered these factors and determined that FW Cook qualified as independent and that its engagement does not raise any conflict of interest.

23	2026 Proxy Statement

Table of Contents	Corporate Governance

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee’s Key Responsibilities
•Identify and evaluate individuals qualified to become members of the Board consistent with criteria approved by the Board
•Select and recommend to the Board the director nominees to stand for election by the stockholders or to fill vacancies on the Board and its committees
•Develop and ensure compliance with corporate governance principles and practices applicable to the Company
•Review our legal compliance and ethics programs and policies
•Review and make recommendations to the Board on director compensation
•Oversee the annual performance evaluation of the Board and its committees
•Ensure effective Company communication with investors and other stakeholders on environmental, social and governance matters
•Ensure the Board has the skills, expertise and continued education necessary to oversee the successful execution of the Company’s environmental, social and governance priorities

Chair Richard J. Freeland Members Adriana E. Macouzet Flores Sonya F. Sepahban (beginning May 15, 2025) Thomas W. Sidlik (until May 15, 2025) Number of Meetings in 2025 5

Corporate Governance Principles and Code of Conduct
Cooper Standard is committed to sound corporate governance principles that are essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our stockholders. Our business is overseen by our
Board which strives to promote the success, sustainability and continuity of our business through the selection of a qualified management team and is responsible for ensuring that our activities are conducted responsibly, lawfully, and ethically.
The Board abides by our Corporate Governance Guidelines which provide a framework for the effective governance of the
Company. The Board has also adopted a Code of Conduct which applies to all directors, officers, and employees, including our
CEO, our chief financial officer, and our chief accounting officer. All of our corporate governance documents, including the
Corporate Governance Guidelines, the Code of Conduct, and committee charters are available on our website at
www.cooperstandard.com under the “Investors” tab or in printed form upon request by contacting Cooper Standard at 40300
Traditions Drive, Northville, Michigan, 48168, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies our policies as warranted. Any modifications will be reflected on our website. In addition, if the
Board grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of
Conduct, we will, if required, disclose these matters through the “Investor” section of our website on a timely basis. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference in this proxy statement.
Securities Trading Policy
The Board has adopted a Securities Trading Policy governing the purchase, sale, and/or other dispositions of our securities by all directors, officers, employees and any other person the Company determines should be subject to the policy, such as contractors and consultants. We believe that the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. In addition, it is the practice of the Company to comply with applicable securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Board’s Role in Risk Oversight
The Board, as a whole and through its committees, is responsible for the oversight of risk management, while management is responsible for the day-to-day management of risks to the Company. The effective oversight and management of the risks facing the Company are supported through a top-down and bottom-up communication framework that includes a robust enterprise risk management approach and active participation from the Global Leadership Team and our leaders across all functional areas of the Company, fostering an appropriate culture of integrity and risk awareness throughout the Company.
The Board has also developed a strong governance framework for overseeing management’s strategy that integrates environmental, social and governance risks and opportunities into the Company’s long-term strategy and enterprise risk management processes.

2026 Proxy Statement	24

Table of Contents Corporate Governance
RISK OVERSIGHT
The Board has implemented a risk governance framework designed to:
•understand material risks in the Company’s business, strategy and environmental, social and governance priorities;
•allocate responsibilities for risk oversight among the full Board and its committees;
•evaluate the Company’s enterprise risk management processes and whether they are functioning adequately; and
•facilitate open communication between management and Directors.
The Board delegates to its committees the task of reviewing and overseeing specific risks that align with their functional responsibilities, as presented below:

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
•Effectiveness of policies on risk
assessment and management.
•Exposure to major litigation or
significant compliance, cybersecurity
and financial risks and the mitigation of
such risks.
•Effectiveness of Company’s system of
disclosure and internal controls over
financial reporting and environmental,
social and governance disclosures.
•Compliance with legal and regulatory
requirements.
	•Risks related to our governance structure and processes, related party transactions, and our legal and ethical compliance programs, including our Code of Conduct.	•Risks related to programs and practices that are likely to have a material adverse effect on the Company.
ENTERPRISE RISK MANAGEMENT APPROACH
Our enterprise risk management (ERM) approach is designed to inform the Board and the strategic and business planning processes through identification, detection, prevention and mitigation of risks that could impede the achievement of the
Company’s strategic objectives and business goals. The results of the Company’s annual risk assessment process are reviewed with the Audit Committee on an annual basis. A priority in our approach is to connect the ERM process with strategic planning and corporate responsibility initiatives to ensure the sustainability of the enterprise.
The ERM committee is comprised of senior-level leaders from each of the functional areas of the company working in concert with our Global Leadership Team and the Board. On an annual basis, the ERM committee is charged with pursuing a holistic, consolidated risk management approach for all risk classes, including strategic, operational, financial and compliance risks.
The ERM committee has adopted a common risk management language, process, and metrics that are designed to inventory, assess and rank unmitigated and mitigated risks so that the Global Leadership Team can determine the appropriate response and mitigation strategies in alignment with the Company’s risk appetite. The committee considers the likelihood, magnitude and timeframe of individual risks (short-term, intermediate-term or long-term) when assessing response and mitigation strategies. This comprehensive risk management process allows for effective risk management and efficient capital allocation and fosters a risk-aware culture embedded into daily operations across the organization at all levels.

25	2026 Proxy Statement

Table of Contents	Corporate Governance
To learn more about risks facing the Company, you can review the factors included in Part I, “Item 1A. Risk Factors” in the
Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which are aligned to the risks that are identified during the annual ERM risk assessment process. The risks described in the Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to the Company also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.
Corporate Responsibility
Cooper Standard’s commitment to corporate responsibility remains integral to strengthening every aspect of our business and supporting long-term value creation.  This commitment reinforces our ability to attract and retain talent, maintain a resilient supply base, and advance innovative, cost-effective solutions that meet the evolving needs of our customers. Consistent with our longstanding focus on operational excellence, we continue to embed continuous improvement across our global operations.
Delivering sustainable, long-term value requires a strong foundation grounded in ethical business practices and responsible corporate citizenship.  Our approach aligns with our purpose Creating Sustainable Solutions TOGETHER and includes Board-
level oversight of sustainability strategy, ongoing stakeholder engagement, and a double materiality assessment that informs our strategic priorities and risk management processes.
We integrate corporate responsibility into our broader business strategy by establishing goals that support our operational and financial objectives and by evaluating sustainability-related risks alongside our ERM framework.  Each year, we refine our data collection, reporting practices and performance targets to meet evolving stakeholder expectations and enhance transparency, reflecting our commitment to strong governance and responsible business practices.
Through consistent actions aligned with our core values, we maintain our reputation as an honest, ethical and responsible company. As we continue to develop innovative products and systems, we remain committed to advancing our sustainability and environmental, social, and governance priorities in order to Be the First Choice of the Stakeholders We Serve.
In 2025, Cooper Standard was named one of America's Most Responsible Companies by Newsweek, for the seventh consecutive year and was included in USA Today America’s Best Climate Leaders 2025 list. We are proud of this acknowledgment of our efforts and continue building upon our performance to address the evolving needs of our stakeholders.
We focus on corporate responsibility to deliver value to all our stakeholders and ensure the Company’s long-term sustainability through our environmental, social and governance initiatives.
ENVIRONMENTAL SOCIAL AND GOVERNANCE BOARD GOVERNANCE FRAMEWORK
The Board is responsible for oversight of our environmental, social and governance strategy and ensures the management of environmental, social and governance impacts, risks and opportunities are integrated into the Company’s long-term strategy and Enterprise Risk Management. The Board delegates certain environmental, social and governance oversight responsibilities to its committees as set forth below:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Disclosures, processes and controls, and
their assurance ensuring:
•Environmental, social and governance
disclosures (both qualitative and
quantitative) are comprehensive and
follow appropriate environmental, social
and governance frameworks and/or
standards
•Processes and controls are in place to
ensure environmental, social and
governance disclosures are accurate,
comparable and consistent
•Whether independent assurance is
required
Accountability ensuring: •Integration of select environmental, social and governance disclosures, goals and milestones into executive compensation plans where deemed appropriate
Engagement, board composition and
education ensuring:
•Effective communication of the
Company’s environmental, social and
governance priorities and performance
to investors and other stakeholders
•The Board has the necessary
environmental, social and governance
skills and expertise
•Environmental, social and governance
Board education

The full Board and its committees receive regular updates on key environmental, social and governance topics according to a standard Board calendar, including but not limited to corporate governance topics, which are reviewed by the Nominating and

2026 Proxy Statement	26

Table of Contents Corporate Governance
Corporate Governance Committee at least twice per year and by the full Board annually, and ethics and compliance topics, which are reviewed by the Audit and Nominating and Corporate Governance Committees at least three times per year and by the full Board annually. In addition to reporting on our progress, we regularly invite expert speakers to Board meetings to report on emerging trends in our evolving global landscape.
GLOBAL SUSTAINABILITY COUNCIL
Our commitment to sustainability and corporate responsibility is reflected in the work of our Global Sustainability Council
(GSC). This cross-functional council, led by an executive sponsor and comprised of subject matter experts from across Cooper
Standard, provides executive-level oversight of the Company's sustainability strategy to ensure alignment with business objectives and stakeholder priorities. The GSC meets quarterly to evaluate environmental, social and governance  initiatives, monitor emerging best practices and regulatory developments, and advance long-term goals that support work-class environmental, social and governance performance.
SIGNIFICANT ENVIRONMENTAL, SOCIAL AND GOVERNANCE TOPICS
In 2025, Cooper Standard completed a climate risk assessment aligned with the recommendations of the Task Force on
Climate-related Financial Disclosures (TCFD). With support from an independent third-party advisor, the Company conducted an initial scenario-based screening of both physical and transition risks. This enterprise-wide assessment evaluated potential climate-related risks and opportunities across our upstream, operational, and downstream activities over short-, medium-, and long-term time horizons. The process included engagement from multiple functions and senior leaders to provide oversight, validate key findings, and help ensure that the results support future strategic planning and decision-making. By enhancing our understanding of climate-related risks and integrating appropriate response strategies, we aim to enhance our resilience and advance our long-term sustainability objectives. We expect to conduct further quantification and evaluation of material climate-related risks in 2026.
Employee Engagement, Human Capital, Culture, Inclusion and Belonging
Our employees are our most important asset, and therefore we take action to attract, develop, engage, retain and recognize world-class talent. We work to create and maintain a physically and psychologically safe workplace for all our employees through our Total Safety Culture. We also support our employees by giving back to the communities where we work and live, focusing on our local impact. As we aim to strengthen our world-class reputation and stay competitive, we remain focused on several human capital-related topics among our top material environmental, social and governance focus areas, including
Workplace Health & Safety, Talent Engagement, Talent Development, Performance Management, and Culture, Inclusion &
Belonging.
Innovation, Materials and Product Lifecycle
At Cooper Standard, we continuously evolve and embrace innovative ideas to exceed stakeholder expectations. Our unwavering commitment to making our products more sustainable guides our innovation processes, material selection, and product lifecycle considerations. We intentionally provide internal and external visibility of our product portfolio to further our culture of innovation and transparency. Our highly engaged workforce pursues technological innovations and implements manufacturing and business processes that deliver high quality and robust solutions. These innovative solutions enable us to meet the evolving needs of our customers and the global industries we serve as we face the challenges of today and into the future.
Climate Change, Greenhouse Gas Emissions, and Waste
Cooper Standard remains committed to responsible environmental stewardship, including the management of climate-related risks and opportunities across our global operations.  We continue to advance our climate strategy by monitoring and working to reduce greenhouse gas (GHG) emissions in alignment with our long-term sustainability objectives and industry best practices.  As part of this effort, we are enhancing energy-efficiency initiatives, expanding the use of renewable electricity, and improving the accuracy and transparency of our Scope 1, Scope 2, and Scope 3 emissions reporting.
In addition, we are implementing waste-reduction programs focused on enhancing circularity across our operations by minimizing landfill disposal, reducing material consumption, and improving the recyclability of the materials we use.  We are also developing near-term science-based targets and an associated roadmap to reduce our Scope 1, Scope 2, and Scope 3
GHG emissions, which we expect to complete in 2026.  These actions are intended to enhance our management of climate-
related risks and support our broader sustainability strategy.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE REPORTING
Cooper Standard’s approach to sustainability reporting is grounded in a commitment to transparency and accountability.  Each year, the Company publishes a Corporate Responsibility Report that outlines its progress on key environmental, social and governance priorities.  These disclosures reference globally recognized frameworks, including the Global Reporting Initiative

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Table of Contents	Corporate Governance
(GRI) Standards and the Sustainable Accounting Standard Board (SASB) Auto Part sector standard, and include qualitative information, methodologies, and quantitative performance data.  The Company also continues to monitor evolving regulatory requirements and is proactively preparing for anticipated changes in disclosure obligations.  Our archive of annual Corporate
Responsibility Reports is available on our website at www.cooperstandard.com.  These materials are provided for reference only and are not incorporated by reference into, nor considered part of, this proxy statement or the Company’s solicitation materials.

2026 Proxy Statement	28

Table of Contents Corporate Governance
Director Compensation
SUMMARY OF COMPENSATION
Members of the Board who are not Cooper Standard employees receive an annual cash fee of $100,000 and, if they chair a committee, an additional cash fee of $10,000 per year. The lead director receives an additional cash fee of $20,000 per year, less any amount the lead director may receive in fees as chair of a committee. Non-employee directors were also eligible to receive equity grants under the Amended and Restated 2021 Omnibus Incentive Plan (“2021 Plan”). In 2025, the value of the equity awards granted to non-employee directors was approximately equal in value to 120% of the annual base director fee using stock price averaging as discussed below. Consistent with its charter, the Nominating and Corporate Governance
Committee reviews and recommends to the Board any changes with respect to the compensation of directors.  With respect to fiscal year 2025, the Nominating and Corporate Governance Committee determined not to recommend any changes to the
Company’s director compensation program relative to the prior year.
The following table sets forth information regarding the compensation earned by each non-employee director during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash $		Stock Awards[1] $	Total $
(a)	(b)		(c)	(d)
John G. Boss	110,000	[2]	182,906	292,906
Richard J. Freeland	110,000	[3]	182,906	292,906
Adriana E. Macouzet-Flores	100,000		182,906	282,906
David J. Mastrocola	120,000	[4]	182,906	302,906
Christine M. Moore	100,000		182,906	282,906
Robert J. Remenar	100,000		182,906	282,906
Sonya F. Sepahban	100,000		182,906	282,906
Thomas W. Sidlik	37,329	[5]	—	37,329
Stephen A. Van Oss	110,000	[6]	182,906	292,906

1Due to the Company’s stock price volatility in recent years, the Nominating and Corporate Governance Committee has used the 20-day average price as of the five days preceding the grant date of the non-employee director time-based RSUs to convert grant values into a number of units.  In 2025, the average stock price used to convert grant value to units was $15.94 and the accounting value on the grant date was $24.30.The amount shown in column (c) represents the grant-date fair value of 7,527 time-vested RSUs granted to each of the non-employee directors who were directors on the grant date, May 15, 2025, under the Company’s 2021 Plan. These RSUs will vest, assuming continued service as a director, on the earlier of the first annual stockholder meeting after the grant date or the one year anniversary of the grant date. Each RSU represents a contingent right to receive, at the Company’s option, either one share of common stock or the cash equivalent upon satisfaction of the vesting requirements. Under the Cooper-Standard Holdings Inc. Deferred
Compensation Plan for Non-Employee Directors, the directors may make an irrevocable election to defer their RSU awards. Messrs.
Freeland, Mastrocola, Remenar, and Van Oss, and Mses. Moore and Sepahban each deferred their 2025 RSU awards.
As of December 31, 2025, the aggregate number of deferred RSUs and outstanding and unvested RSUs held by current non-employee directors were as follows:

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Name	Deferred RSUs	Outstanding and Unvested RSUs

(a)	(b)	(c)
John G. Boss	—	7,527
Richard J. Freeland	54,338	7,527
Adriana E. Macouzet-Flores	—	7,527
David J. Mastrocola	62,517	7,527
Christine M. Moore	—	7,527
Robert J. Remenar	37,587	7,527
Sonya F. Sepahban	56,934	7,527
Stephen A. Van Oss	62,517	7,527
2Represents Mr. Boss’s annual cash fee, plus $10,000 for his services as the chair of the Compensation Committee.
3Represents Mr. Freeland’s annual cash fee, plus $10,000 for his services as the chair of the Nominating and Corporate Governance
Committee.
4Represents Mr. Mastrocola’s annual cash fee, plus $20,000 for his services as the lead director.
5Represents Mr. Sidlik’s annual cash fee through May 15, 2025, when his service on the board concluded.
6Represents Mr. Van Oss’s annual cash fee plus $10,000 for his services as the chair of the Audit Committee.
Stock Ownership Policy for Non-Employee Directors
To align the interests of our non-employee directors with the interests of our stockholders, the Board has a policy requiring that non-employee directors achieve a level of ownership of our common stock equal to five times their annual cash fee. Under this policy, non-employee directors are required to hold 75% of the net shares resulting from stock option exercises or vesting of other stock-based awards until they reach their applicable stock ownership level. For purposes of the policy, “stock ownership”
or “stock owned” shall include the following, whether owned directly by, or held in trust for the benefit of, the director or any member of his or her immediate family:
•Common stock of the Company, except to the extent such stock is subject to vesting conditions other than conditions based solely on the passage of time.
•Company stock units or similar stock rights granted under the Company’s Omnibus Incentive Plan (or any predecessor or successor plan) or credited under any deferred compensation plan of the Company which are to be settled in shares of common stock, except to the extent such stock units or rights are subject to vesting conditions other than conditions based solely on the passage of time.
In the case of time-vested common stock or stock units in the categories above which are not yet fully vested and not deferred, only a portion representing the net after-tax holdings at vesting will count as stock owned. For purposes of calculating these estimated net holdings, the applicable rate assumed to apply at vesting shall equal 50%.
All of our incumbent non-employee directors meet the requirements of this policy or are retaining their acquired amounts until they reach their applicable stock ownership levels.

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Table of Contents Corporate Governance
Stock Ownership and Related Stockholder Matters
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information regarding the beneficial ownership of the issued and outstanding common stock of Cooper-Standard Holdings Inc. by (i) each person known by us to beneficially own more than
5% of the issued and outstanding common stock of Cooper-Standard Holdings Inc. as of the dates indicated in the footnotes and (ii) (A) each of our directors, (B) each named executive officer, and (C) all directors and executive officers as a group, each as of March 15, 2026. Unless otherwise indicated, (i) the address of each beneficial owner is c/o Cooper-Standard
Holdings Inc., 40300 Traditions Drive, Northville, Michigan, 48168; and (ii) each of the beneficial owners listed below has sole voting and dispositive (investment) power over the shares beneficially owned.
As of March 15, 2026, there were 17,755,284 shares of our common stock outstanding.

	Common Stock Beneficially Owned
Named Executive Officers and Directors	Number of Common Shares[1] #	Common Shares Underlying Exercisable Options[2] #	Common Shares Underlying Restricted Stock Units[3] #	Total Number of Shares of Common Stock Beneficially Owned #	Percentage of Common Stock Beneficially Owned %
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey S. Edwards	411,904	265,267	3,015	680,186	3.8
Jonathan P. Banas	67,277	51,031	—	118,308	*
Patrick R. Clark	53,820	19,645	—	73,465	*
Christopher E. Couch	42,432	28,644	—	71,076	*
Larry E. Ott	53,261	24,834	400	78,495	*
John G. Boss	79,338	—	—	79,338	*
Richard J. Freeland	—	—	61,865	61,865	*
Adriana E. Macouzet-Flores	50,515	—	—	50,515	*
David J. Mastrocola	25,000	—	70,044	95,044	*
Christine M. Moore	41,296	—	7,527	48,823	*
Robert J. Remenar	27,575	—	45,114	72,689	*
Sonya F. Sepahban	3,357	—	64,461	67,818	*
Stephen A. Van Oss	77,846	—	70,044	147,890	*
Current directors and executive officers as a group (17 persons)	981,635	399,926	322,470	1,704,031	9.2
Significant Owners
BlackRock Inc.4	1,208,159			1,208,159	6.8
Millstreet Capital Management LLC[5]	931,971			931,971	5.3

*Less than 1%
1Includes common stock directly or indirectly owned by each listed person.
2          Includes shares underlying options exercisable on March 15, 2026, and options that become exercisable within 60 days thereafter.
3          Includes common shares underlying Restricted Stock Units that a) are credited to non-employee directors as of March 15, 2026, or within
60 days thereafter, which have been deferred under the Company’s Deferred Compensation Plan for Non-Employee Directors and are
payable in shares of common stock within 45 days following termination of board service or a change of control and b) with respect to
Messrs. Edwards and Ott, can only be paid in shares of common stock to each if they retired from the Company as of March 15, 2026.

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Not included are the following Restricted Stock Units that are payable within 60 days of  March 15, 2026, that may be paid in cash or shares of common stock at the election of the Company:

John G. Boss	7,527
Adriana E. Macouzet-Flores	7,527
4Based solely on the Schedule 13G filed with the SEC on April 17, 2025, BlackRock, Inc. reported being the beneficial holder of 1,208,159 shares of common stock as of March 31, 2025. BlackRock, Inc. has the sole power to vote 1,186,160 shares of common stock and the sole power to dispose of 1,208,159 shares of common stock. The address for BlackRock, Inc., is 50 Hudson Yards, New York, New York
10001.
5Based solely on the Schedule 13G filed with the SEC on February 14, 2023, Millstreet Capital Management LLC reported being the beneficial holder of  931,971 shares of common stock as of December 31, 2022, which represents shares which may be deemed beneficially owned by Millstreet Capital Management LLC in its capacity as investment manager to private investment vehicles.  Mr.
Connolly and Mr. Kelleher, also named as Reporting Persons on this Schedule 13G, are Managing Members of Millstreet Capital
Management LLC. Shares reported for Messers. Connolly and Kelleher represent the above referenced shares reported with respect to
Millstreet Capital Management LLC. Messers. Connolly and Kelleher disclaim beneficial ownership of the shares reported except to the extent of their pecuniary interest therein. As of December 31, 2022, Millstreet Capital Management LLC and Messers Connolly and
Kelleher each had the shared power to vote 931,971 shares of common stock and the shared power to dispose of 931,971 shares of common stock.  The address for Millstreet Capital Management LLC is c/o Millstreet Capital Management LLC, 545 Boylston Street, 8th
Floor, Boston, MA 02116.

2026 Proxy Statement	32

Table of Contents Corporate Governance

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS The following table provides information about our equity compensation plans as of December 31, 2025:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights #	Weighted average exercise price of outstanding options, warrants and rights $	Number of securities remaining available for future issuance (excluding securities reflected in column (b)) #
(a)	(b)[1]	(c)[2]	(d)[3]
Equity compensation plans approved by security holders	1,788,153	$54.45	1,181,850
Equity compensation plans not approved by security holders	—	—	—
Total	1,788,153		1,181,850

1Included in column (b) are stock-settled restricted stock unit awards and stock-settled performance-based awards converted to shares by dividing the accounting value of the award by the grant date stock price.  The number in column (b) includes 473,293 shares subject to options; 737,209 shares covered by stock-settled time-vested Restricted Stock Units; and 577,651 shares representing the target (or achieved if applicable) number of shares covered by Performance RSUs that may be earned pursuant to rights granted (assuming maximum payout level is achieved, Performance RSUs earned would be 1,155,302 and the total number of securities to be issued would be 2,365,804).
2The weighted-average exercise price presented in column (c) reflects the weighted average exercise price of 520,993 options outstanding under the Long-Term Incentive Program, as further described herein.  The price does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards and stock-settled performance-based awards, which have no exercise price.
3The number of securities remaining available for issuance under the Company's 2021 Plan is 1,181,850.  At the date of grant,
Performance RSUs are debited from the 2021 Plan number of securities remaining available assuming the maximum payout level. As of
May 15, 2025, the date on which the 2021 Plan was most recently amended and restated, a total of 1,231,930 shares of common stock were reserved for awards granted under the 2021 Plan.

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Executive Officers
Set forth below is certain information with respect to the current executive officers of the Company.

Name	Age	Position
Jeffrey S. Edwards	63	Chairman and Chief Executive Officer
Jonathan P. Banas	55	Executive Vice President and Chief Financial Officer
Patrick R. Clark	53	President, Sealing Systems and Chief Manufacturing Officer
Christopher E. Couch	56	President, Fluid Handling Systems and Chief Technology Officer
Shannon B. Quinn	57	President, Industrial and Specialty Group
MaryAnn P. Kanary	51	Senior Vice President, Chief Legal Officer and Secretary
Larry E. Ott	66	Senior Vice President and Chief Human Resources Officer
Somasundhar Venkatasubramanian	56	Senior Vice President, Chief Information Technology and AI Officer
Alison S. Nudd	55	Vice President, Chief Accounting Officer
Jeffrey S. Edwards is our chairman and chief executive officer, a position he has held since May 2013, previously serving as chief executive officer and member of the Board of Directors of the Company since October 2012.
Jonathan P. Banas is our executive vice president and chief financial officer, a position he has held since June 2017, previously serving as our vice president, corporate controller, and chief accounting officer since September 2015.
Patrick R. Clark is our president, Sealing Systems and chief manufacturing officer, a position he has held since January 2024.
Prior to his current position, Mr. Clark served in a series of roles in the Company with increasing levels of responsibility, including as senior vice president and managing director - Global Automotive from January 2022 to December 2023, senior vice president and chief global manufacturing officer from August 2020 to December 2021, and senior vice president, chief global engineering and product strategy officer from January 2019 to July 2020.
Christopher E. Couch is our president, Fluid Handling Systems and chief technology officer, a position he has held since
January 2024. Prior to his current position, Mr. Couch served in a series of roles in the Company with increasing levels of responsibility, including senior vice president, chief technology officer from July 2021 to December 2023, senior vice president and chief technology and procurement officer from January 2020 to December 2020, and senior vice president and chief innovation officer from January 2019 to January 2020.
Shannon B. Quinn is our president, Industrial and Specialty Group, a position she has held since June 2024.  Prior to her current position, Ms. Quinn served as vice president, chief commercial and strategy officer beginning in April 2022, when she joined the Company. Ms. Quinn served as president, consumer original equipment (OE) North America for Bridgestone Corp., a company specializing in the manufacture and sale of tires and other rubber products, from 2017 until she joined the
Company.
MaryAnn P. Kanary is our senior vice president, chief legal officer, and secretary, a position she has held since August 2023.
Prior to her current position, Ms. Kanary served as executive vice president and chief legal officer at Barton Malow Holdings
LLC, a company specializing in commercial and institutional construction, beginning in October 2017.
Larry E. Ott is our senior vice president and chief human resources officer, a position he has held since January 2014.
Somasundhar Venkatasubramanian (Soma Venkat) is our senior vice president, chief information technology and AI officer, a position he has held since September 2025.  Prior to his current position, Dr. Venkat served as our senior vice president, chief information technology and officer from September 2021 to September 2025, and was chief information officer at IXS
Coatings, a supplier of polyurea solutions, from January 2021 to September 2021, prior to which he served as our vice president, information technology from January 2016 to December 2020.
Alison S. Nudd is our vice president, chief accounting officer, a position she has held since March 2024. Beginning in August
2022 until she was promoted to her current position, Ms. Nudd served as the Company’s vice president, global internal audit and compliance, prior to which she served as the Company’s senior director, financial reporting beginning in August 2020 when she joined the Company. Prior to joining the Company, Ms. Nudd held roles of increasing responsibility at Owens
Corning, a supplier of global building and construction materials, beginning in 2014.

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Table of Contents Corporate Governance
Transactions with Related Persons
RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES
We have established a formal written policy regarding transactions with related persons as defined under Item 404(a) of
Regulation S-K (the “Related Party Transaction Policy” or the “Policy”). The Policy assists us in identifying, reviewing, monitoring and, as appropriate, approving transactions with related parties. The Policy requires that any transaction involving the Company and a shareholder who owns greater than 5% of our shares, a director, a nominee for director, or an executive officer, and/or their immediate family members (“Related Party”) which exceeds $120,000 and in which a Related Party had or will have a direct or indirect material interest (“Related Party Transaction”) must be approved or ratified by the Nominating and
Corporate Governance Committee.
The Chief Legal Officer, in consultation with members of management and external counsel, will determine if a transaction with a Related Party constitutes a Related Party Transaction under the Policy requiring approval from the Nominating and
Corporate Governance Committee. In connection with the review and approval or ratification of a Related Party Transaction, the Nominating and Corporate Governance Committee will consider relevant facts and circumstances, including:
•whether the terms of the transaction would apply on the same basis if the transaction did not involve a Related Party;
•whether there are compelling business reasons for the Company to enter into the transaction and the nature of any alternative transactions;
•the timing of the transaction;
•whether the transaction would impair the independence of a director; and
•whether the transaction would present an improper conflict of interest.
We have implemented procedures to ensure compliance with the Related Party Transaction Policy. In particular, each director, nominee for director, and executive officer is required to complete a questionnaire in connection with the annual proxy statement that asks a series of questions aimed at identifying possible Related Party Transactions. In addition, on a quarterly basis, we seek to identify related party transactions through an internal inquiry across various departments, including finance, sales, and legal, which includes a review of payments to or from any party that may be considered related. In addition, our
Code of Conduct prohibits our directors, officers, employees, and associates from participating in transactions involving conflicts of interest and requires disclosure of any potential conflicts of interest.
FISCAL YEAR 2025 RELATED PERSONS TRANSACTIONS
As of December 31, 2025, Mr. Van Oss, one of our directors, owned $3,000,000 in principal amount of the Company’s 5.625%
Senior Notes due 2026 (described in Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for
the fiscal year ended December 31, 2025), which he acquired through three open market purchases in the principal amount of
$1,000,000 each on August 10, 2020, September 30, 2020, and March 2, 2022.  The Company paid cash interest to Mr. Van
Oss in the amount of $168,750 in each of the years ended December 31, 2023, December 31, 2024, and December 31, 2025,
with respect to these securities. The Company’s 5.625% Senior Notes due 2026 were redeemed in full on March 4, 2026.
Communications with the Board of Directors
The Board has established procedures for the stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the lead director or the non-employee or independent members of the Board at the Company’s principal executive offices at 40300 Traditions Drive, Northville, Michigan, 48168. Any
stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the lead director or independent members of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the
Company’s business, or communications that relate to improper or irrelevant topics.

35	2026 Proxy Statement

PROPOSAL 2
Advisory Vote on Named
Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as
amended (the “Exchange Act”), we are asking the stockholders to vote, on an advisory or non-binding basis, to approve the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement.  A detailed description of our compensation program is available in the
Compensation Discussion and Analysis section.
The advisory vote, commonly known as a say-on-pay vote, gives stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual
Meeting and entitled to vote. Abstentions and broker non-votes are not counted as votes FOR or AGAINST the proposal, and will therefore have no effect on such vote. The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation. We intend to hold the next advisory vote on the compensation of our named executive officers at the 2027 annual meeting of the stockholders.
The Board and the Compensation Committee believe that we have created an executive compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support.
Accordingly, we are asking the stockholders to indicate their support for our NEOs’ compensation by voting FOR the following resolution at the
Annual Meeting:

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the
Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion contained in this proxy statement.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the key principles and material elements of the compensation programs applicable to our NEOs in 2025, who are listed below.

EXECUTIVE SUMMARY
Cooper Standard’s financial performance continued to improve in 2025, despite industry production volumes that resulted in flat sales for 2025 compared to 2024. Despite flat revenues, our profit margins improved considerably. Our intense focus on areas within our control, world-class service and quality, operational excellence, and cost reduction efforts generated a 24% improvement in operating profit and a 16% improvement in Adjusted
EBITDA in 2025 over 2024.  Improvements in 2025 were driven by manufacturing and purchasing efficiencies, savings generated by restructuring actions and favorable foreign exchange which more than offset headwinds from wage and general economic inflationary increases and lower production volumes and mix.
Additionally, the Company was able to generate positive Free Cash Flow (“FCF”) in 2025.
FCF for 2025 was $16.3 million, compared to $25.9 million in 2024.  The continued positive
FCF generation was achieved despite over $12 million in higher cash interest year over year, as well as increased working capital needs primarily due to tooling for new programs.
Overall, relentless focus on our strategic imperatives – Financial Strength; World-Class
Execution; Profitable Growth driven by Innovation; and Corporate Responsibility – continues to propel us to grow our solid foundation toward sustainable double-digit returns on invested capital and Adjusted EBITDA margins, as well as continued positive free cash flow, going forward. Management expects to build on the positive momentum and successes of 2025 to drive further margin expansion and value for all the Company’s stakeholders in 2026.
JEFFREY S. EDWARDS Chairman and Chief Executive Officer

JONATHAN P. BANAS Executive Vice President and Chief Financial Officer

PATRICK R. CLARK President, Sealing Systems and Chief Manufacturing Officer

CHRISTOPHER E. COUCH President, Fluid Handling Systems and Chief Technology Officer

LARRY E. OTT Senior Vice President, Chief Human Resources Officer
In 2025, and consistent with prior years, Compensation Committee decisions and incentive program outcomes continue to reflect the strong pay-for-performance orientation of the program as highlighted below:
•The 2025 annual incentive program (“AIP”) was earned at 136.8% of target, reflective of the stronger operating performance noted above.
•The 2023 performance share unit (“PSU”) awards, which were based on relative total shareholder return from 2023 through
2025, were earned at 200.0% of target, as Cooper Standard was in the 100th percentile of the peer group.
•The first year of the performance in the 2025 performance share unit (“PSU”) awards, which are based on return on invested capital (“ROIC”) during each of 2025, 2026 and 2027, were earned at 93.0% of target for the 2025 performance period, falling just below target. Total performance of this award will not be known until the end of the three-year period.
•The CEO received no target TDC increase for 2025.  Further, the CEO has only received a single 4.0% base salary increase since 2017 and no other target total direct compensation (“TDC”) increases since 2019 (his long-term incentive target was temporarily decreased in 2020).  Additionally, the CEO did not receive an increase to target TDC for 2026.

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Below is the five-year history of payouts under the annual incentive program and the Performance RSUs in the Long-Term
Incentive Plan. The figures presented represent payout levels for performance periods ending during the respective year.  For performance periods ending in 2023, payouts are described more fully under “Long-Term Incentive Compensation.”

	Payout (% of Target)
Incentive Award	2021	2022	2023	2024	2025	5-Year Average

Annual Incentive Program	0.0%	74.7%	132.0%	106.5%	136.8%	90.0%
Long-Term Incentive Plan[1]	0.0%	0.0%	100.0%	128.7%	200.0%	85.7%

1Payouts represent those awards where performance cycles were completed in the year noted (and in some cases includes payouts earned from awards granted in different years) and final payout of the award was known.

COMPENSATION PHILOSOPHY AND OBJECTIVES
Compensation Program Objectives	Compensation Program Components

Our compensation programs are designed to:
•Link executive compensation to Company performance;
•Attract and retain a highly-qualified executive
leadership team;
•Align the interests of executives with those of our
stockholders; and
•Motivate our leadership team to execute our long-term
growth strategy while delivering consistently strong
financial results.

To help achieve these goals, we believe compensation for
executive officers should include the following
components:
•Base salary;
•Annual performance-based cash incentives;
•Long-term equity incentives;
•Regular and change-of-control termination benefits; and
•Competitive health, welfare, and retirement benefits.

Governance Practices We Employ
We are committed to sound and effective compensation and related governance practices. As such, we have adopted the following:
•Independent compensation consultant retained by the Compensation Committee;
•Regular benchmarking using general industry surveys and a peer group proxy analysis;
•Majority of long-term incentive compensation is performance-based;
•Balanced mix of performance measures aligned with long-term strategy;
•Clawback policy covering incentive awards of our executive officers;
•Anti-hedging and anti-pledging policy; and
•Robust executive and non-employee director stock ownership guidelines.
The Compensation Committee regularly reviews these components and evaluates each in connection with furthering our compensation philosophy and objectives. To assist with determining appropriate target compensation levels and components, the Compensation Committee reviews market data and best practices, including benchmarking our senior executive target compensation levels to those provided to similarly-situated executives at comparable companies as discussed below. The
Compensation Committee generally targets compensation for our NEOs at approximately the 50th percentile of market practice (based on our benchmarking peer group and general industry survey data), recognizing that actual compensation levels will fluctuate above or below median levels depending on our performance. In addition, target compensation for specific executives can be above or below the market median based on the individual’s importance to the organization, the difficulty and cost of replacement, the expected future contribution to the organization, tenure at current position, and skill set relative to the external marketplace.

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PROCESSES RELATING TO EXECUTIVE COMPENSATION
The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of our NEOs and overseeing our compensation plans, policies, and benefit programs. Our human resources team supports the
Compensation Committee in its work. In evaluating and determining target compensation levels for our NEOs, the
Compensation Committee relies on data received from its independent compensation consultant and the Chief Human
Resources Officer, as well as recommendations from the CEO. The Compensation Committee, following discussions with the
CEO, determines the base salary and target annual and long-term incentive compensation of the other NEOs. Executives whose compensation is under consideration are not present during the Compensation Committee’s review meetings, and neither the CEO nor management has any input into the compensation decisions for the CEO. The considerations, criteria and procedures applicable to these determinations are discussed more fully under “Executive Compensation Components.”
Executive Compensation Review for 2025
As discussed above, the Compensation Committee has engaged FW Cook as its independent compensation consultant. With respect to its engagement of FW Cook, the Compensation Committee considers all factors relevant to FW Cook’s independence from management as required by applicable NYSE standards. Apart from the work it performed for the
Compensation Committee, FW Cook provided no other services to the Company in 2025. As a result of this and the consideration of other factors, the Compensation Committee determined that the engagement of FW Cook in 2025 was appropriate and raised no conflict of interest.
As part of its engagement, FW Cook benchmarks the target compensation levels of our NEOs to assess the competitiveness of our executive compensation programs in the markets in which we compete for talent, focusing in particular on base salaries, target annual incentive opportunities and long-term incentive (“LTI”) opportunities. FW Cook also uses the peer group to benchmark the Company’s aggregate LTI grant practices, incentive program design and other policies and practices.  In 2024,
FW Cook compared our programs in these areas to a peer group comprised of 18 publicly-traded automotive suppliers with annual revenues between $1.0 billion and $6.1 billion and median revenues of $2.9 billion at the time of the benchmarking analysis. FW Cook also supplements its analysis of peer group proxy data with general industry survey data, which was adjusted to reflect the revenue responsibility of each executive.
The 18-company peer group below was used in December 2024 to inform the compensation planning process for 2025.  In comparison to 2024, Linamar and Terex were removed from the peer group, due to their large market capitalization and
PHINIA and Manitowoc were added to the peer group as more appropriate comparator companies. At the time the market analysis was completed in the winter of 2024, Cooper Standard was positioned near the median of the peer group for revenue and below the 25th percentile for market capitalization.

Dauch Corporation	Manitowoc	Standard Motor Products
Commercial Vehicle Group	Martinrea International Inc.	Stoneridge
Garrett Motion	Modine Manufacturing Co.	Superior Industries Int’l
Gentherm	Patrick Industries	Trinity Industries
Greenbrier Companies	PHINIA	Visteon Corp.
LCI Industries	REV Group	Wabash National
The peer group was again reviewed in June 2025 to inform the compensation planning process for 2026.  As part of this review, the Committee made changes intended (1) to remove companies whose market capitalizations were significantly above the peer group median and (2) to add companies whose market cap and revenues are generally more aligned to the peer group median to demonstrate responsiveness to the changing landscape within the industry, while still maintaining a peer group of 15-20 companies. As a result of this review, Patrick Industries and Modine Manufacturing were removed from the peer group used for 2026 and Hyster-Yale and Park-Ohio were added. The resulting peer group continues to have 18 companies.

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“Say-on-Pay” Vote
Our annual stockholder advisory vote on the compensation of our NEOs was held in May 2025. Our stockholders approved the compensation of the NEOs as disclosed in the 2025 Proxy Statement, with over 63% of shares voted in favor of the “Say-on-
Pay” advisory proposal. While the Compensation Committee believes our executive compensation philosophy, compensation objectives, and compensation elements continue to be appropriate, this was a disappointing result considering that the average support level over the previous ten-year period was over 95%.
The Committee considered these results and feedback from our shareholders when developing the 2026 compensation programs. The Committee believes these updates have further strengthened the alignment of our executive pay program with our strategic objectives and shareholders’ interests, while also enhancing the simplicity and transparency of the program.
In response to the low support for our Say-on-Pay vote, we reached out to shareholders holding over 40% of our outstanding shares to request meetings, including nine of our top ten holders (excluding only our CEO who was the ninth largest shareholder at the time of our annual meeting).  Four of the top ten shareholders accepted the meeting invitation, totaling 17%
of our outstanding shares – all of whom we met. All meetings were led by the Chair of the Compensation Committee and included senior members from our investor relations, human resources, and legal teams.
These meetings covered a variety of compensation and governance topics, including:
•Pay-for-performance alignment;
•Incentive plan design and metric selection;
•Board refreshment;
•Shareholder rights; and
•Corporate responsibility.
Below is a summary of the feedback we received from our shareholders and our responses on key topics relative to our NEO compensation programs.

What We Heard	Our Response

Creating challenging performance goals on a year-over-year basis
Annual Incentive: The Adjusted EBITDA goal for our 2025 annual incentive plan target required over an 11% improvement from 2024 results to achieve target payout (on plan revenues). Furthermore, the Adjusted EBITDA goal for the 2026 annual incentive plan requires significant improvement over the results of 2025 to receive a target payout.
Long-term Incentive: The ROIC target for the 2025 long-term incentive plan required a 44% improvement over the target for 2024 (47% improvement over the actual ROIC achieved in 2024). Similarly to the annual incentive, the ROIC goal associated with the 2026 long-term incentive plan requires substantial growth over the 2025 results for a target payout. Additionally, significant stock price growth (over
100% improvement in stock price over the three-year performance period) is required under the 2025 long-term incentive plan for any payout to be above target, directly linking the final payout to the shareholder experience. The 2025 long-term incentive plan design is detailed in the Long-Term Incentive Compensation, under the 2025 Long-Term Incentive Program in the CD&A.

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Utilization of different metrics in the annual and long-term incentive plans
2024 programs: 2024 presented unique challenges for Cooper-Standard and the
Compensation Committee deemed it appropriate to use FCF as a metric in both the annual incentive and long-term incentive plan to align with the Company’s business objectives. While this created metric overlap across both programs, it reflected the criticality of FCF performance and was an exception to our normal practice.
2025 programs: In 2025, we returned to our past practice of using differentiated performance metrics in our incentive programs. The annual incentive program was based on Adjusted EBITDA and free cash flow performance, while the long-term incentive program was focused on ROIC and, as noted above, contained a stock price growth performance hurdle in order to earn an above target award.
2026 programs: We are continuing this approach in 2026, using Adjusted EBITDA and FCF in the annual incentive program and ROIC with a rTSR modifier in the long-term incentive program.

Establishing long-term goals and performance periods in the long-term incentive plan
2024 and prior: Due to uncertainty in our industry and the global market, we more recently utilized annual performance periods in our long-term incentive plans.
2025 plan: In 2025, we implemented a plan with three one-year ROIC goals, where any earned units would vest on the third anniversary of the grant date. This award also includes a rigorous stock price hurdle that must be achieved over the three-
year period to unlock any  above-target payouts. Further details of the stock price hurdle can be found in the Long-Term Incentive Compensation under the 2025
Long-Term Incentive Program section in this CD&A.
2026 plan: In 2026 we returned to a more traditional plan, with a single, three-year average ROIC goal that also includes a rTSR modifier measured over the same three-year period. The 2026 long-term incentive program is further described in the
Long-Term Incentive Compensation under the 2026 Performance-based Restricted
Stock Units section in this CD&A.

Modifications to goals in incentive compensation programs
2024 long-term incentive plan: Due to improved operations and cash flow positioning, the Company made a 2024 interest payment in cash, rather than paid-
in-kind, as originally planned. Although the cash interest payment was not part of the 2024 financial plan, this was in the best interests of Cooper Standard’s shareholders as it did not further add to our debt, as would a paid-in-kind payment.
In June 2024, the Compensation Committee approved the exclusion of the $25 million cash interest payment from the FCF metric of our 2024 Long-term incentive plan, which was deemed a modification based on accounting rules. This was an extraordinary circumstance and not a typical practice of Cooper Standard.
Previously and going forward: Prior to the modification that allowed for the exclusion of the $25 million cash interest payment for the 2024 plan (as described above), Cooper Standard had not previously made modifications to awards.
Additionally, we do not anticipate making modifications to incentive plan metrics going forward, absent extraordinary circumstances.

EXECUTIVE COMPENSATION COMPONENTS
The following describes the components of our 2025 executive compensation program as approved by the Compensation
Committee.
Base Salary
Our NEOs are paid a base salary determined early in each fiscal year or upon changes in roles or positions within the
Company. The Compensation Committee determines the CEO’s base salary and, taking into account recommendations from the CEO, the salaries of the other NEOs. Generally, our practice is to pay base salaries that are competitive in the markets in which we compete for talent and commensurate with the responsibilities and contributions of each executive. Based upon the

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Compensation Committee’s evaluation of data supplied by FW Cook, the Compensation Committee determined no base pay adjustments were needed in 2025 and all NEO base salaries remained the same from 2024 to 2025 as detailed in the table below:

	2024 Base Salary	2025 Base Salary	Increase

Mr. Edwards[1]	$1,040,000	$1,040,000	—%
Mr. Banas[2]	$550,000	$550,000	—%
Mr. Clark[3]	$520,000	$520,000	—%
Mr. Couch[4]	$520,000	$520,000	—%
Mr. Ott	$484,000	$484,000	—%

1Mr. Edwards’s base salary was last increased on August 8, 2023, which was the first increase to Mr. Edwards’ salary since 2017 and there was no increase in 2025.
2Mr. Banas’ base salary increased effective March 4, 2024, to better align with the market data for his role and there was no increase in
2025.
3Mr. Clark’s base salary was last increased on January 1, 2023, in light of his assumption of responsibilities for the Company’s global purchasing function and the criticality of the role.  As noted above, Mr. Clark did not receive an increase for 2024 or 2025.
4Mr. Couch’s base salary increased effective March 4, 2024, in light of his assumption of responsibilities for the Global Fluid business.  Mr.
Couch did not receive an increase in 2025.
5Mr. Ott’s base salary was last increased on August 8, 2023.
Annual Incentive Award
Prior to, or early in each fiscal year, the Compensation Committee determines target annual incentive opportunities payable to the NEOs upon the achievement of performance targets approved by the Compensation Committee for the year.  For 2025, the Compensation Committee determined that the program would include two Company financial performance metrics,
Adjusted EBITDA and FCF. For purposes of evaluating potential 2025 incentive payouts, achievement against the Adjusted
EBITDA metric determined 75% of funded incentive amounts and the remaining 25% of the funded incentive amounts were dependent upon achievement relative to the FCF metric.
Adjusted EBITDA and FCF are deemed by the Compensation Committee to be appropriate objective measurements of the financial performance of the Company because they are indicators of our strategy to achieve sustained profitable growth, generate positive cash flows and align executive compensation with the interests of our stockholders over the long term.
For 2025, the Compensation Committee established a “threshold” or minimum performance Adjusted EBITDA goal of 80% of the Adjusted EBITDA target, the achievement of which would entitle the NEOs to a payment equal to 50% of the target incentive.
The Company sets challenging targets in the annual incentive plan and no annual incentive award is payable if the Company fails to meet the threshold company financial performance metrics, unless the Compensation Committee applies a discretionary adjustment in extraordinary situations. The Compensation Committee also sets a “superior performance” level, the achievement of which entitles the NEOs to a maximum payout equal to 200% of the target amounts. The superior performance level represents a goal deemed difficult to achieve at the beginning of the year based on the assumptions underlying our business plan. Actual annual incentive payments are determined using linear interpolation for performance attainment between “threshold” and “target” and between “target” and “superior.”
While funding of the bonus pool is determined based on company financial performance metrics (Adjusted EBITDA and FCF), the annual incentive plan provides that the Compensation Committee may recommend a discretionary adjustment to the potential award amount for any participant based upon overall individual performance and/or other factors; provided, however, that the final total awarded amount may not be greater than 200% of target amount for the performance award.  As such, with respect to the NEOs, the calculated payout may be subject to downward adjustment to 0% and to upward adjustment to 200%
of target at the discretion of the Compensation Committee in extraordinary situations.  No such discretionary adjustments were made to earnouts for the 2025 performance year.
For 2025, the Compensation Committee established target awards under the AIP for each NEO based on a percentage of base salary as follows: 120% for Mr. Edwards; 80% for Mr. Banas, 75% for Messrs. Clark and Couch; and 65% for Mr. Ott.

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Compared to 2024, the target award percentage for Mr. Banas increased from 75% to 80% effective January 1, 2025, in alignment with market data.  The target award percentages for Messrs. Edwards, Clark, Couch and Ott remained unchanged from 2024.
The Compensation Committee set Adjusted EBITDA and FCF targets applicable to the Company as a whole in accordance with our 2025 business plan as approved by the Board of Directors, as outlined below.

2025 Achievement Level (25% Weighting)	FCF[1]	Award Payout as % of Award Target

Below Threshold	Below ($5M)	0%
Threshold	($5M)	50%
Target	Positive FCF ($1)	100%
Superior (125% of target performance)	>$20M	200%

1Free Cash Flow is not a measure recognized under U.S. GAAP and is defined as net cash provided by operating activities minus capital expenditures.

2025 Achievement Level (75% Weighting)	Adjusted EBITDA[1] (000)	Award Payout as % of Award Target

Below Threshold	Below $160,000	0%
Threshold (80% of target performance)	$160,000	50%
Target	$200,000	100%
Superior (120% of target performance)	$240,000	200%

1Adjusted EBITDA is not a measure recognized under U.S. GAAP and is defined as net income plus income tax expense, interest expense net of interest income, depreciation and amortization, and certain items that management does not consider to be reflective of the Company's core operating performance.
In 2025, for purposes of the AIP, our FCF and Adjusted EBITDA were $16.3 million and $209.7 million respectively, both above target.

2025 AIP Metrics	Overall Weighting	Actual Performance	Payout Achievement (Individual Metric)	Weighted Payout (as % of Award Target)

FCF	25%	$16.3 million	176.2%	44.1%
Adjusted EBITDA	75%	$209.7 million	123.6%	92.7%
Total 2025 Payout	100%			136.8%
Overall performance achievement for 2025 resulted in a payout at 136.8% of target on a weighted basis, resulting in the following AIP award payments to our NEOs.

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	2025 Year- End Base Salary	Target Bonus Opportunity	Weighted Achievement as a Percent of Target Award	2025 Amount Earned Under AIP

Mr. Edwards	$1,040,000	120%	136.8%	$1,707,264
Mr. Banas	$550,000	80%	136.8%	$601,920
Mr. Clark	$520,000	75%	136.8%	$533,520
Mr. Couch	$520,000	75%	136.8%	$533,520
Mr. Ott	$484,000	65%	136.8%	$430,373
Long-Term Incentive Compensation
2025 Long-Term Incentive Program
The 2021 Plan authorizes the Compensation Committee to award stock options, stock appreciation rights, shares of common stock, restricted stock, RSUs, incentive awards, and certain other types of awards to our key employees and directors. Except in the case of newly hired or promoted executives, it has been the practice of the Compensation Committee to grant incentive awards, including equity-based incentive awards, during the first quarter of the calendar year so that all elements of executive target TDC can be considered in a coordinated, comprehensive manner.
For 2025, the Compensation Committee, following consultation with FW Cook, determined that equity-based awards to our
NEOs should have a value generally equal to or slightly below the typically targeted market median for executives in comparable positions due to the Company’s lower market capitalization relative to its peers. The equity-based awards we granted in 2025 consisted of stock-settled time-vested RSUs, and performance-based RSUs (“Performance RSUs”).
Performance RSUs can be earned based on the Company’s ROIC performance and the requirement to achieve an additional stock price growth hurdle to be eligible for any above target payout.
The percentage mix of the Long-Term Incentive Program (“LTIP”) awards granted in 2025 (on a grant date fair value basis)
was approximately 60% for the Performance RSUs and 40% for the time-vested RSUs, consistent with the approach in each of the prior three years. For 2025, the Compensation Committee determined that continuing with the mix of awards established in 2022, provides alignment between pay and shareholder value.
Mr. Edwards did not receive an increase to his targeted 2025 LTIP value as compared to 2024 (and has not received an increase in his targeted LTIP value for the last four years). Furthermore, based on external market data, the Compensation
Committee did not increase any other NEO target LTIP value for 2025.  All values were held from 2024 to 2025 as detailed in the table below:

				Number of Awards Granted in 2025[1]
	2024 Targeted LTIP Grant Value	2025 Targeted LTIP Grant Value	% Change from 2024 to 2025	Performance RSUs at Target	Time Vested RSUs

Mr. Edwards	$3,800,000	$3,800,000	—%	150,198	100,132
Mr. Banas	$975,000	$975,000	—%	38,538	25,692
Mr. Clark	$800,000	$800,000	—%	31,621	21,080
Mr. Couch	$800,000	$800,000	—%	31,621	21,080
Mr. Ott	$495,000	$495,000	—%	19,565	13,043

1The Company’s 20-day average closing stock price as of the fifth day preceding the date of grant was used to convert targeted LTIP award levels to units granted in 2025. For NEO grants in 2025, the number of units were calculated using price of $15.18.  The closing stock price on the grant date, used for accounting values in the Summary Compensation Table was $14.41.

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Impact of Stock Price Averaging and Performance Periods on Reported Grant Values
Due to the Company’s stock price volatility in recent years, since 2022, the Committee has used the 20-day average price as of the five days preceding the grant date to convert grant values into a number of shares.  In 2025, this average stock price used to convert grant value to shares was $15.18 and the accounting value on the grant date was $14.41.  As a result, the equity grant values reported in the Summary Compensation and Grants of Plan Based Awards Tables, which require reporting on an accounting value basis, are lower than the intended grant value. The opposite dynamic has occurred in prior years, where the average stock price used to convert value to shares was lower than the accounting value on the grant date and therefore a higher value was reported in the Summary Compensation Table. This dynamic impacted all NEOs in a similar manner and is further described in the footnotes to the Summary Compensation Table.  Additionally, because the 2025
Performance RSUs are made up of three equal tranches which have three one-year performance periods (as further described below), only the first third of the units are considered granted for accounting purposes as a ROIC performance goal has only been set for these units.  For example, the CEO’s 2025 target LTIP grant value of $3.8M is reported in the Summary
Compensation Table as $2.16M.
2025 Performance-Based Restricted Stock Units
Following its review of the benchmarking analysis by FW Cook, and considering peer group prevalence data, the
Compensation Committee determined that the value of the Performance RSUs granted in 2025 should approximate 60% of the total value of each NEO’s annual long-term incentive opportunity. Further, the Compensation Committee determined that
Performance RSUs granted in 2025 should be based on ROIC with a stock price growth hurdle. The payout of this award is based on the Company’s ROIC performance in each of 2025, 2026, 2027 (three one-year targets that will be set at the beginning of each year respectively).  Additionally, there must be significant stock price growth over the cumulative three-year performance period (2025-2027) to achieve any above target payout under the award, as described below.  These
Performance RSUs align the interests of our NEOs with those of our stockholders and further emphasize the importance of our long-term performance.
The ROIC metric is measured over three, individual one-year performance periods, for the fiscal years ending on December
31, 2025, December 31, 2026, and December 31, 2027, respectively, with target and above target payout opportunities as detailed below.  For 2025 the Company returned to ROIC as the financial metric best aligned with the long-term performance of the Company.  The three, one-year performance periods were used due to the continued difficulty in multi-year forecasting of financial performance metrics given industry volatility, which the Committee viewed as balanced by the three-year stock price growth hurdle (further described below) along with a three-year cliff vesting requirement where any earned Performance
RSUs would not vest until the third anniversary of the award, regardless of which performance period they were earned under.
The ROIC metric payout scale is similar to Adjusted EBITDA under the annual incentive program, where 80% of target aligns to threshold performance and linear interpolation between threshold and target.  Additionally, performance below threshold would result in no earnout for the Performance RSUs tied to that particular performance period.  Further, The Compensation
Committee also set a “superior performance” level, the achievement of which entitles the NEOs to a maximum earnout equal to 200% of the target amounts.  Actual annual earnouts are determined using linear interpolation for performance attainment between “threshold” and “target” and between “target” and “superior.”

Achievement Level	Return on Invested Capital for the One-Year Period Ending December 31, 2025	Award Payout as % of 2025 ROIC Award Target

Below Threshold	<5.8%	0%
Threshold (80% of target performance)	5.8%	50%
Target	7.2%	100%
Superior (120% of target performance)	>8.6% + stock price growth	200%
•The target goal for the 2025 ROIC represents a 230 basis point improvement over the 2024 ROIC achievement and a 220 basis point improvement over the 2024 ROIC target.
•The target ROIC goal for the 2026 and 2027 performance periods will be set at the beginning of each performance period respectively, but will follow the same payout scale as detailed above for the 2025 ROIC metric.
Additionally, as noted above, the Compensation Committee determined that the use of a three-year stock price growth target as a requirement for any above target payout to be earned for any performance period of this award was appropriate to further align NEOs with the shareholder experience and to maintain a multi-year performance component in the program. The stock price growth component will require the average closing price during the fourth quarter of 2027 to be at or above $30.00 which

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represented a 110% increase over the average fourth quarter of 2024 stock price of $14.30.  If the ROIC performance is above the target level, up to and including at the superior level (as detailed above), but the stock price growth objective is not achieved, the award earnout will be capped at 100% of the target award units.
Earnouts under the 2025 Performance-Based Restricted Stock Units
For the 2025 performance period ending December 31, 2025, the Company achieved ROIC of 7.0%, which was between threshold and target performance achievement.  This ROIC resulted in a 93.0% earnout for the first third of the total target units granted under the 2025 Performance RSUs.  Pursuant to the terms of the award agreement, these units will vest on
March 1, 2028 (the third anniversary of the vest-from-date, March 1, 2025), provided that the NEO also remains employed with the Company through this date.
2026 Performance-Based Restricted Stock Units
In 2026, with the stabilization of the industry environment allowing for the improved ability to forecast financial performance metrics over multi-year periods, the Compensation Committee determined it was appropriate to return to a more traditional single, three-year performance period, implementing a single, three-year average ROIC goal that also includes a rTSR modifier measured over the same three-year period for the 2026 Performance RSUs.
2025 Time-Vested Stock-Settled Restricted Stock Unit Awards
For 2025, we granted time-vested stock settled RSUs to our NEOs, similar to the time-vested stock settled RSUs granted in
2024. The 2025 RSUs vest ratably on each of the three-year anniversaries, beginning as of March 1, 2025 (“Vest-From Date”).
Following its review of a benchmarking analysis by FW Cook, the Compensation Committee determined that the value of time-
vested RSUs granted in 2025 should continue to constitute approximately 40% of the total value of the long-term incentive awards granted.  We believe that the use of time-vested RSUs as a component of compensation helps retain executives and aligns the interests of our executives and stockholders, as the value of RSUs is directly linked to the price of our common stock.
Payouts under the 2023 Performance-Based Restricted Stock Units
In 2023, the Compensation Committee granted performance-based RSUs for each of the NEOs who was employed by us at the time.  These performance-based RSUs were comprised of a mix of Financial Performance RSUs and rTSR Performance
RSUs.  While the Financial Performance RSUs payouts were detailed in the Company’s 2024 Proxy Statement, following the completion of the performance period, payouts under the rTSR Performance RSUs were based on the Company’s RTSR performance versus a pre-established comparator group over the three-year performance period,  2023-2025.
The rTSR awards payout was based on rTSR to the comparator group established at the time of the award (and disclosed in the Company’s 2023 Proxy Statement). The rTSR awards payout is determined using linear interpolation for performance attainment between “threshold” and “target” and between “target” and “superior” as described in the table below. The
Company’s rTSR for the period ending December 31, 2025, was at the 100th percentile, above the Superior achievement level. This achievement resulted in a payout of 200.0% of the target units granted under the rTSR award issued in 2023.

Achievement Level	rTSR Percentile Rank for the Three-Year Period Ending December 31, 2025	Award Payout as % of Award Target

Below Threshold	< 25th Percentile	0%
Threshold (80% of target performance)	25th Percentile	50%
Target	Median	100%
Superior (120% of target performance)	75th Percentile	200%
Special Bonuses
In addition to the annual cash incentive program, we from time to time provide our NEOs discretionary bonuses as determined by the board of directors or the Compensation Committee to reflect superior individual performance, to recognize new roles and responsibilities, to attract new hires or to compensate new hires for amounts forfeited from their previous employer. There were no special bonuses in 2025 for any NEO.

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Retirement Plan Benefits
Our NEOs participate in a tax-qualified 401(k) retirement savings plan (the “CSA Savings Plan”) and our nonqualified retirement plan. Benefits under these plans provide executives with an income source during their retirement years and reward executives for long-term service to the Company. We believe that our retirement plans are generally competitive in the automotive industry and assist the Company in attracting and retaining a high caliber executive leadership team. Please see the 2024 Nonqualified Deferred Compensation table and the accompanying narrative for further information regarding our retirement plans.
Termination and Change of Control Benefits
Our NEOs receive certain benefits upon certain termination events including following a change of control of the Company under the Executive Severance Pay Plan. These benefits, described in detail under “Terms Applicable to Payments upon
Termination of Employment,” are intended to ensure that the executive leadership team is able to objectively evaluate potential change of control transactions without the distraction of the potential impact such transactions may have on their employment.
Health Benefits
We provide our NEOs with health and welfare benefits that are available to all of our salaried employees. Our plan is a flexible plan which permits participants to choose among various co-pay options and available benefits, including medical, prescription drug, dental, long-term disability and life insurance, and other benefits depending on the needs of the participant and his or her dependents. These benefits help us remain competitive in attracting and retaining a high-caliber management team.
Perquisites
Our executives are provided with a vehicle allowance. This program helps us to attract and retain a high-caliber management team in the very competitive automotive supplier industry. The value of this benefit is treated as ordinary income for tax purposes at the full extent of its value, and participants, including the NEOs, do not receive any tax “gross up” payments or similar compensation to cover this tax.
Stock Ownership Policy
We require that our officers achieve and maintain levels of ownership of our common stock. The levels are based on multiples of each officer’s base salary. The Compensation Committee reviewed the stock ownership policy in June 2025 for market appropriateness and best practices. Based on its review, and input from FW Cook and management, the committee concluded that the terms and provisions of the policy remained appropriate; therefore, no changes were recommended or approved by the Compensation Committee. Under our policy, officers are required to hold 50% of the net shares resulting from stock option exercises or vesting of other stock-based awards until they reach the applicable ownership level based on position. Only shares owned outright and time-vested RSUs count toward satisfaction of the guideline (time-vested RSUs are counted on an after-tax basis assuming a 35% tax rate for ease of administration). The “in-the-money” spread of outstanding stock options and the value of unearned performance-based restricted stock units do not count toward satisfaction of the guideline. This policy is intended to align the interests of our key executives with the interests of our stockholders by maintaining a strong link between the Company’s long-term success and the ultimate compensation of key executives. The 2025 stock ownership requirement was as follows:

Positions	Stock Ownership Level (Multiple of Base Salary)

Chief Executive Officer	6X
Chief Financial Officer and Business Unit Presidents	3X
All Other NEOs	2X
All NEOs are in compliance with the required multiple of base salary or are retaining their acquired amounts until they reach the required multiple.
Policy Concerning Transactions Involving Company Securities
Our Securities Trading Policy prohibits certain transactions involving our stock, including engaging in short-term speculative transactions, which includes hedging transactions and buying or selling put or call options.  The policy also prohibits holding the Company’s securities in a margin account, pledging the Company’s securities as collateral for a loan, and engaging in short sales of the Company’s securities.

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Clawback Policy
Cooper Standard has an incentive compensation clawback policy which addresses the recoupment of incentive-based compensation from current or former executive officers to ensure compliance with the requirements of the Dodd-Frank Act,
Rule 10D-1 of the Exchange Act and NYSE Rule 303A.14. Under the policy, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-
based compensation that was erroneously granted, earned or vested to our current and former “officers” (as defined under
Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions. Recoupment will be required regardless of whether or not any of the covered officers engaged in fraud or misconduct or contributed to the restatement. Further, the policy allows the Compensation Committee to recoup additional amounts of incentive compensation in certain situations if the Compensation Committee determines that the covered executive officer has engaged in misconduct.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-
public Information
We do not currently grant stock options, SARs, or similar option-like instruments and, as such, do not have any policy or practice in place on the timing of awards of options, SARs, or similar option-like instruments in relation to the disclosure of material non-public information. If, in the future, we anticipate granting stock options, SARs, or similar option-like instruments, we may determine to establish a policy regarding how the Compensation Committee or Board determines when to grant such awards and how the Compensation Committee or Board will take material non-public information into account when determining the timing and terms of such awards.
Compensation Committee Report
The Compensation Committee of the Board of Directors of Cooper-Standard Holdings Inc. oversees our executive compensation program. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the
Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and included in this Proxy Statement.
Compensation Committee
John G. Boss, Chair
David J. Mastrocola
Robert J. Remenar
Stephen A. Van Oss

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Executive Compensation
Set forth below is information regarding compensation for services to the Company in all capacities of the following NEOs during the year ended December 31, 2025: (i) our current chief executive officer; (ii) our current chief financial officer; and (iii)
the three most highly compensated executive officers other than the chief executive officer and chief financial officer who were serving as executive officers at December 31, 2025.
2025 SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary[2] $	Bonus $	Stock Award[3] $	Non-Equity Incentive Plan Compensation[4] $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Total $

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
JEFFREY S. EDWARDS Chairman and Chief Executive Officer	2025	1,040,000	—	2,164,353	1,707,264	—	267,562	[5]	5,179,179
	2024	1,040,000	—	6,032,596	1,329,120	—	300,977		8,702,693
	2023	1,015,385	—	4,751,899	1,647,360	—	219,542		7,634,186
JONATHAN P. BANAS Executive Vice President and Chief Financial Officer	2025	550,000		555,333	601,920		119,718	[6]	1,826,971
	2024	547,308	—	1,547,854	439,313	—	130,057		2,664,532
	2023	523,077	—	1,031,683	530,640	—	100,411		2,185,811
PATRICK R. CLARK President, Sealing Systems and Chief Manufacturing Officer	2025	520,000	—	455,644	533,520		113,769	[7]	1,622,933
	2024	520,000	—	1,270,048	415,350	—	123,211		2,328,609
	2023	519,615	—	937,889	514,800	—	379,795		2,352,099
CHRISTOPHER E. COUCH President, Fluid Handling Systems and Chief Technology Officer	2025	520,000	—	455,644	533,520	—	113,897	[8]	1,623,061
	2024	516,154	—	1,270,048	415,350	—	122,158	.	2,323,710
	2023	487,692	—	606,519	462,000	—	94,134		1,650,345
LARRY E. OTT Senior Vice President, Chief Human Resources Officer	2025	484,000		281,932	430,373		105,874	[9]	1,302,179
	2024	484,000	—	785,862	335,049		125,971		1,730,882
	2023	472,308	—	594,013	415,272		96,063		1,577,656

1The column reflects each NEO’s position as of December 31, 2025.
2Amounts shown reflect the NEO's annual base salary earned during the fiscal year and are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the CSA Savings Plan for salaried U.S. employees.
3The amounts shown in column (e) represent the aggregate grant-date fair value of time-vested RSUs and Performance RSUs, which were granted under the 2021 Plan on February 12, 2025, computed in accordance with Financial Accounting Standards Board
Accounting Standards Codification 718, Stock Compensation (“ASC Topic 718”). In the case of  Performance RSUs, the amounts shown are based on the probable outcome of performance conditions at the time of the grant, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 as follows: Mr.
Edwards, $721,451; Mr. Banas, $185,111; Mr. Clark, $151,881; Mr. Couch, $151,881; and Mr. Ott, $93,982. Assuming the highest level of performance is achieved for the Performance RSUs, the maximum value of the Performance RSU awards at the grant date would be as follows: Mr. Edwards, $1,442,902; Mr. Banas, $370,222; Mr. Clark, $303,763; Mr. Couch, $303,763; and Mr. Ott, $187,964.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Note that these accounting fair values differ than the intended grant values as discussed above in the Impact of Stock Price Averaging on Reported Grant Values section. Additionally, the Performance RSU value reflected in the column

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represent only one-third of the intended grant value, due to the remaining two-thirds of the Performance RSU grant-date fair value not being known until the performance criteria is set for each respective performance period ending in 2026 and 2027.
4The amount shown in column (f) represent the payments for 2025 under the Company’s annual incentive award program.  Payouts under the annual incentive program were made based on achievement by the Company of Adjusted EBITDA and FCF as compared to the established targets. The determination of the amounts achieved is described under “Annual Incentive Award” under the Executive
Compensation Components section of the Compensation Discussion and Analysis
5The amount shown in column (h) for Mr. Edwards represents Company contributions under the CSA Savings Plan ($22,250) and nonqualified Supplemental Executive Retirement Plan ($227,768); car allowance ($12,000); and life insurance premiums paid by the
Company ($5,544).
6The amount shown in column (h) for Mr. Banas represents Company contributions under the CSA Savings Plan ($22,250) and nonqualified Supplemental Executive Retirement Plan ($82,888); car allowance ($12,000); and life insurance premiums paid by the
Company ($2,580).
7The amount shown in column (h) for Mr. Clark represents Company contributions under the CSA Savings Plan ($22,250),  nonqualified
Supplemental Executive Retirement Plan ($77,222) and Health Savings account ($1,000); car allowance ($12,000); and life insurance premiums paid by the Company ($1,297).
8The amount shown in column (h) for Mr. Couch represents Company contributions under the CSA Savings Plan ($22,250) and nonqualified Supplemental Executive Retirement Plan ($77,222); car allowance ($12,000); and life insurance premiums paid by the
Company ($2,425).
9The amount shown in column (h) for Mr. Ott represents Company contributions under the CSA Savings Plan ($22,250) and nonqualified
Supplemental Executive Retirement Plan ($65,010); car allowance ($12,000); and life insurance premiums paid by the Company
($6,614).

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2025 GRANTS OF PLAN-BASED AWARDS The following table sets forth information regarding plan-based awards made to the NEOs during 2025.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#) [1]			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards; Number of Securities Underly- ing Options #	Exercise or Base Price of Option Awards $/sh	Grant Date Fair value of Stock and Option Awards [2] $
Name	Award Type	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey S. Edwards	Annual Bonus [3]	N/A	156,000	1,248,000	2,496,000	—	—	—	—	—	—	—
	RSUs [4]	2/12/2025	—	—	—	—	—	—	100,132	—	—	1,442,902
	Performance RSUs	2/12/2025	—	—	—	25,033	50,066	100,132	—	—	—	721,451
Jonathan P. Banas	Annual Bonus [3]	N/A	55,000	440,000	880,000	—	—	—	—	—	—
	RSUs [4]	2/12/2025	—	—	—	—	—	—	25,692	—	—	370,222
	Performance RSUs	2/12/2025	—	—	—	6,423	12,846	25,692	—	—	—	185,111
Patrick R. Clark	Annual Bonus [3]	N/A	48,750	390,000	780,000	—	—	—	—	—	—
	RSUs [4]	2/12/2025	—	—	—	—	—	—	21,080	—	—	303,763
	Performance RSUs	2/12/2025	—	—	—	5,270	10,540	21,080	—	—	—	151,881
Christopher E. Couch	Annual Bonus [3]	N/A	48,750	390,000	780,000	—	—	—	—	—	—	—
	RSUs [4]	2/12/2025	—	—	—	—	—	—	21,080	—	—	303,763
	Performance RSUs	2/12/2025	—	—	—	5,270	10,540	21,080	—	—	—	151,881
Larry E. Ott	Annual Bonus [3]	N/A	39,325	314,600	629,200	—	—	—	—	—	—	—
	RSUs [4]	2/12/2025	—	—	—	—	—	—	13,043	—	—	187,964
	Performance RSUs	2/12/2025	—	—	—	3,261	6,522	13,044	—	—	—	93,982

1The number of shares represents the range of potential payouts under the Performance RSU awards granted under the 2021 Plan. The number of performance units that are earned, if any, associated with the Performance RSUs awards will be based on ROIC in the fiscal year 2025 performance period and the potential for above target earnout will include the stock price growth hurdle. The determination of the amounts achieved is described under “Long-Term Incentive Compensation” under the Executive Compensation Components section of the Compensation Discussion and Analysis.
2Represents the grant-date fair value of time-vested RSU and Performance RSUs granted under the 2021 Plan on February 12, 2025, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 19 to the
Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
3For 2025, the Compensation Committee approved target annual incentive awards under the AIP for executive officers and, as the basis for determining the entitlement of executives to actual payment of annual incentive awards, set Adjusted EBITDA and FCF performance target for the year in accordance with the Company’s 2025 business plan approved by the Company’s Board. Funding of the bonus pool was determined 75% based on Adjusted EBITDA and 25% based on FCF. The determination of annual incentive award payments is described under “Annual Incentive Award” under the Executive Compensation Components section. The amounts set forth under
“Estimated Future Payouts under Non-Equity Incentive Plan Awards” reflects the possible payouts of cash annual incentive awards under the AIP. Amounts reported in the “Threshold” column assume that the NEO only earns the minimum payout under the AIP (or 12.5% of target). For 2025, payouts under the annual incentive program were made based on achievement by the Company of Adjusted EBITDA and FCF targets. The determination of the amounts achieved is described under “Annual Incentive Award” under the Executive
Compensation Components section of the Compensation Discussion and Analysis. Payouts, as approved by the Company's
Compensation Committee, are noted under column (g) of the Summary Compensation Table.

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4Represents time-vested RSUs granted under the 2021 Plan. These RSUs vest ratably, with one-third of the RSUs vesting on each of the first three anniversaries of March 1, 2025 ("vest from" date).

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END The following table sets forth information concerning outstanding equity awards held by the NEOs at December 31, 2025.
	Option Awards[1]						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable [2] #	Number of Securities Underlying Unexercised Options Unexercisable #	Number of Securities Underlying Unearned Options Unexercisable #	Option Exercise Price $	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested [3] $	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [3] $
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)		(j)
Jeffrey S. Edwards	35,200	—		68.50	2/18/2026	[4]	34,585	[5]	1,135,426	49,024	[6]	1,609,458
	26,573	—		107.48	2/13/2027	[4]	59,225	[7]	1,944,357	101,742	[8]	3,340,190
	25,117	—		112.71	2/13/2028	[11]	100,132	[9]	3,287,334	123,146	[10]	4,042,883
	45,293	—		74.15	2/14/2029	[11]				150,198	[12]	4,931,000
	101,695	—		25.19	2/13/2030	[11]
	66,589	—		37.28	2/16/2031	[11]
Jonathan P. Banas	2,000	—		68.50	2/18/2026	[4]	7,509	[5]	246,520	10,644	[6]	349,443
	1,384	—		107.48	2/13/2027	[4]	15,196	[7]	498,885	22,090	[8]	725,215
	3,152	—		108.00	6/7/2027	[11]	25,692	[9]	843,468	31,597	[10]	1,037,330
	4,248	—		112.71	2/13/2028	[11]				38,538	[12]	1,265,203
	7,748	—		74.15	2/14/2029	[11]
	21,356	—		25.19	2/13/2030	[11]
	13,143	—		37.28	2/16/2031	[11]
Patrick R. Clark	1,478	—		112.71	2/13/2028	[11]	6,826	[5]	224,098	9,676	[6]	317,663
	2,682	—		74.15	2/14/2029	[11]	12,469	[7]	409,357	20,082	[8]	659,292
	8,475	—		25.19	2/13/2030	[11]	21,080	[9]	692,056	25,926	[10]	851,151
	7,010	—		37.28	2/16/2031	[11]				31,621	[12]	1,038,117
Christopher E. Couch	2,700	—		81.45	7/11/2026	[4]	4,415	[5]	144,944	6,257	[6]	205,417
	1,897	—		107.48	2/13/2027	[4]	12,469	[7]	409,357	6,493	[8]	213,165
	1,581	—		112.71	2/13/2028	[11]	21,080	[9]	692,056	25,926	[10]	851,151
	3,576	—		74.15	2/14/2029	[11]				31,621	[12]	1,038,117
	8,475	—		25.19	2/13/2030	[11]
	6,134	—		37.28	2/16/2031	[11]
	4,281	—		24.59	7/28/2031	[11]
Larry E. Ott	5,500	—		68.50	2/18/2026	[4]	4,324	[5]	141,957	6,129	[6]	201,215
	3,666	—		107.48	2/13/2027	[4]	7,716	[7]	253,316	12,178	[8]	399,804
	2,955	—		112.71	2/13/2028	[11]	13,043	[9]	428,202	16,042	[10]	526,659
	5,364	—		74.15	2/14/2029	[11]				19,565	[12]	642,319
	12,882	—		25.19	2/13/2030	[11]
	7,448	—		37.28	2/16/2031	[11]

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1All of the amounts presented in this portion of the table relate to options to purchase shares of the Company’s common stock granted to the NEOs under the following Plans:
- 2011 Plan (for awards granted in 2016, and on February 13, 2017);
- 2017 Plan (for awards granted on June 7, 2017 and in 2018, 2019, 2020, and on February 16, 2021); and
- 2021 Plan (for awards granted on July 28, 2021).
2Represents options which have vested and were exercisable as of December 31, 2025.
3The values in column (h) equal the total number of shares of stock or RSUs listed in column (g) for each NEO multiplied by the value of
Company common stock as of December 31, 2025. The values in column (j) equal the total number of shares of stock or Performance
RSUs listed in column (i) for each NEO multiplied by the value of Company common stock as of December 31, 2025. The value of common stock as of December 31, 2025, was $32.83 per share, which was the closing price of Company stock listed on the NYSE on
December 31, 2025.
4Options listed expire on the earliest to occur of: (i) the tenth anniversary of the date of grant; (ii) the first anniversary of the date of the optionee’s termination of employment due to death or disability, or in connection with a change of control; (iii) the third anniversary of the date of the optionee’s termination of employment due to retirement after attaining age 65 or attaining age 60 with at least five years of service; or (iv) 90 days following the date of the optionee’s termination of employment by the Company and its affiliates for any reason not described in clauses (ii) through (iii) above.
5Represents time-vested RSUs granted on February 15, 2023, under the 2021 Plan that had not yet vested as of December 31, 2025.
These RSUs vest ratably over three years.
6Earned but not yet settled awards of Financial Performance RSUs that will be settled in cash were granted in February 2023 under the
2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on our performance during the performance period commencing on January 1, 2023, and ending on December 31, 2025, subject to continued employment during the performance period. One-half of the total target awards granted was earned based on our performance during the one-year period commencing on
January 1, 2023, and ending on December 31, 2023, with earned Financial Performance RSUs vesting as of December 31, 2023, and settled in 2025. This is the remaining half of the total award granted that was earned based on performance during the one-year period commencing on January 1, 2024, and ending on December 31, 2024, with earned Financial Performance RSUs vesting as of December
31, 2025, and settled in 2026.  Performance for the 2024 period was 94.5% of target with respect to the second-half of the total target awards granted. Actual number of units earned are reflected in the table.
7Represents time-vested RSUs granted on February 14, 2024, under the 2021 Plan that had not yet vested as of December 31, 2025.
These RSUs vest ratably over three years.
8Target awards of RTSR Performance RSUs will be settled in cash and were granted in February 2023 under the 2021 Plan to be earned in a multiple ranging from zero to two times the target awards based on performance relative to the performance of a comparator group during the performance period commencing on January 1, 2023 and ending on December 31, 2025, subject to continued employment during the performance period. The TSR Performance RSUs earned will be settled in 2026. Achievement for performance period was
200.0% of target awards granted. Actual number of units earned are reflected in the table.
9Represents time-vested RSUs granted on February 12, 2025, under the 2021 Plan that had not yet vested as of December 31, 2025.
These RSUs vest ratably over three years.
10Target awards of Performance RSUs with optionality to be settled in cash or stock and were granted in February 2024 under the 2021
Plan to be earned in a multiple ranging from zero to two times the target awards based on FCF relative to the performance period commencing on January 1, 2024 and ending on December 31, 2024, and RTSR performance modifier relative to the performance of a comparator group during the performance period commencing on January 1, 2024 and ending on December 31, 2026, subject to continued employment during the performance period.  The Performance RSUs earned will be settled in 2027. The actual number of shares that will be issued is not yet determinable.
11Options listed expire on the earliest to occur of: (i) the tenth anniversary of the date of grant; provided, however, that (other than as would otherwise result in the violation of Section 409A of the Internal Revenue Code (the “Code”)), to the extent an option would expire at a time when the holder of such option is prohibited by applicable law or by the Company’s insider trading policy from exercising the option (the closed window period), then such option shall remain exercisable until the thirtieth (30th) day following the end of the closed window period; (ii) the first anniversary (as defined in the 2017 Plan) of the date of the optionee’s termination of employment due to death or disability, or in connection with a change of control; (iii) the third anniversary of the date of the optionee’s termination of employment due to retirement after attaining age 65 or attaining age 60 with at least five years of service; or (iv) 90 days following the date of the optionee’s termination of employment by the Company or its affiliates for any reason not described in clauses (ii) or (iii) above.
12Target awards of Performance RSUs with optionality to be settled in cash or stock and were granted in February 2025 under the 2021
Plan to be earned in a multiple ranging from zero to two times the target awards based on ROIC relative to the performance period commencing on January 1, 2025 and ending on December 31, 2027, and the absolute stock price hurdle relative to the performance period commencing on January 1, 2025 and ending on December 31, 2027, subject to continued employment during the performance period.  The Performance RSUs earned will be settled in 2028. The actual number of shares that will be issued is not yet determinable.

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2025 OPTION EXERCISES AND STOCK VESTED
The following table sets forth information concerning the exercise of stock options and vesting of stock for each NEO during
2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting[1] #	Value Realized on Vesting [2] $
(a)	(b)	(c)	(d)	(e)
Jeffrey S. Edwards	—	—	295,220	4,254,860
Jonathan P. Banas	—	—	65,266	941,497
Patrick R. Clark	—	—	51,959	751,588
Christopher E. Couch	—	—	40,136	580,247
Larry E. Ott	4,000	55,440	37,059	534,226

1The number of shares reported includes the number of shares withheld by the Company for the payment of tax liabilities incurred upon the vesting of restricted stock units.
2The amount represents the market price of the underlying shares on the date of vesting.
2025 NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth annual contributions, withdrawals, earnings and fiscal year-end balances for each NEO under the
Company’s non-qualified Supplemental Executive Retirement Plan (“SERP”).

Name	Executive Contributions in Last FY $	Registrant Contributions in Last FY [1] $	Aggregate Earnings in Last FY [2] $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey S. Edwards	—	227,768	411,638	—	3,767,643
Jonathan P. Banas	—	82,888	84,722	—	677,612
Patrick R. Clark	—	77,222	58,971	—	496,233
Christopher E. Couch	—	77,222	62,772	—	523,242
Larry E. Ott	—	65,010	108,301	—	1,018,087

1Amounts are included in column (i) of the Summary Compensation Table and represent nonqualified Company contributions under the
SERP for the 2025 plan year.
2Includes earnings/(losses) from the SERP for the 2025 plan year.

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SERP
The SERP provides a benefit equal to one and one-half times the percentage of Company contributions actually credited to the participant’s account under the CSA Savings Plan, multiplied by the participant’s compensation (without regard to qualified plan limits prescribed by the Code), but offset by the amount of Company contributions made for such participant under the
CSA Savings Plan.
Under the SERP, benefits are payable after a period of six months from the date of termination. Benefits vest under the SERP at the same time as Company contributions under the CSA Savings Plan vest (generally after two years of service). Accounts under the SERP are credited with hypothetical investment earnings based on participant investment elections made from among the options available under the CSA Savings Plan. From among the available investment alternatives, participants may change their instructions relating to their deferred compensation daily via the third-party administrator for the Company’s
SERP. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen for his or her plan balance; the Company does not guarantee any minimum return on investments and accounts are not credited with above-market earnings.
The table below reflects the investment fund options available under the SERP as of December 31, 2025, and the annualized rates of return for the calendar year ended December 31, 2025.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

American Funds EuroPacific Growth Fund® Class R-5	29.18%	Vanguard High Dividend Yield Index Fund Admiral	15.39%
DFA U.S. Targeted Value Portfolio Institutional Class	9.55%	T. Rowe Price Retirement 2005 Trust Class F	11.35%
Fidelity® 500 Index Fund	17.86%	T. Rowe Price Retirement 2010 Trust Class F	11.83%
Fidelity® Inflation-Protected Bond Index Fund	6.79%	T. Rowe Price Retirement 2015 Trust Class F	12.25%
Fidelity® International Index Fund	31.96%	T. Rowe Price Retirement 2020 Trust Class F	12.64%
Fidelity® Mid Cap Index Fund	10.57%	T. Rowe Price Retirement 2025 Trust Class F	13.14%
Fidelity® Small Cap Index Fund	12.93%	T. Rowe Price Retirement 2030 Trust Class F	14.58%
Fidelity® U.S. Bond Index Fund	7.13%	T. Rowe Price Retirement 2035 Trust Class F	16.37%
Loomis Sayles Bond Fund Institutional Class	9.21%	T. Rowe Price Retirement 2040 Trust Class F	17.70%
Fidelity Blue Chip Growth Fund	21.33%	T. Rowe Price Retirement 2045 Trust Class F	18.81%
T. Rowe Price Retirement Balanced Trust Class F	11.24%	T. Rowe Price Retirement 2050 Trust Class F	19.14%
T. Rowe Price Stable Value Common Trust Fund A	2.74%	T. Rowe Price Retirement 2055 Trust Class F	19.28%
T. Rowe Price Mid Cap Equity Growth Fund	3.79%	T. Rowe Price Retirement 2060 Trust Class F	19.25%
Fidelity® Government Money Market Fund Class	4.12%	T. Rowe Price Retirement 2065 Trust Class F	19.22%
CSA SAVINGS PLAN
The Company maintains the CSA Savings Plan, a tax-qualified 401(k) retirement savings plan pursuant to which all U.S. non-
union employees, including eligible NEOs, may contribute the lesser of up to 50% of their compensation or the limit prescribed by the Code. The CSA Savings Plan provides a 50% fixed match on employee contributions of up to 8% of compensation and

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permits additional discretionary contributions depending on Company performance. An additional non-matching employer contribution of 3% of compensation is also made to the CSA Savings Plan. The account balances for NEOs under the CSA
Savings Plan are not reflected in the table above, which reflects only nonqualified benefits.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
As indicated in the table below, compensation upon termination of employment varies depending on the circumstances of the termination and whether or not it occurred following a change of control. Amounts presented in the table are calculated as if employment terminated effective December 31, 2025. Payments due to any one of the NEOs upon actual termination of employment can only be determined at the time of termination. There can be no assurance that an actual termination or change of control would produce the same or similar results as those described below if it were to occur on any other date or if the actual circumstances at the time of termination were different.
Amounts accrued under the normal terms of our deferred compensation plans are not included in this table and are instead presented under “Nonqualified Deferred Compensation.” Similarly, information concerning vested equity awards is not included in the table and is presented under “Outstanding Equity Awards at Fiscal Year End.”

Name	Severance Payment[1] $	Health/Life[2] $	Outplacement Services[3] $	Accelerated Vesting of Equity Awards[4] $	280G Treatment/ Cut-Back[5]	Totals $
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jeffrey S. Edwards
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	4,576,000	$20,099	$50,000	18,620,541	—	23,266,640
Termination Without Cause or Resignation for Good Reason, with no Change in Control	4,576,000	$20,099	$50,000	—	N/A	4,646,099
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	18,620,541	N/A	18,620,541
Termination due to Disability	—	—	—	18,620,541	N/A	18,620,541

Jonathan P. Banas
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,980,000	$29,515	$50,000	4,603,444	—	6,662,959
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,485,000	$29,515	$50,000	—	N/A	1,564,515
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	4,603,444	N/A	4,603,444
Termination due to Disability	—	—	—	4,603,444	N/A	4,603,444

Patrick R. Clark
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,820,000	28,864	50,000	3,862,077	—	5,761,941
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,365,000	28,864	50,000	—	N/A	1,444,864
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	3,862,077	N/A	3,862,077
Termination due to Disability	—	—	—	3,862,077	N/A	3,862,077

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Name	Severance Payment[1] $	Health/Life[2] $	Outplacement Services[3] $	Accelerated Vesting of Equity Awards[4] $	280G Treatment/ Cut-Back[5]	Totals $
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Christopher E. Couch
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,820,000	29,513	50,000	3,554,176	—	5,453,689
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,365,000	29,513	50,000	—	N/A	1,444,513
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	3,554,176	N/A	3,554,176
Termination due to Disability	—	—	—	3,554,176	N/A	3,554,176

Larry E. Ott
Change in Control Without Termination	—	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason, After Change in Control	1,597,200	20,182	50,000	2,402,390	—	4,069,772
Termination Without Cause or Resignation for Good Reason, with no Change in Control	1,197,900	20,182	50,000	—	N/A	1,268,082
Termination for Cause or Resignation Without Good Reason	—	—	—	—	N/A	—
Termination due to Death	—	—	—	2,402,390	N/A	2,402,390
Termination due to Disability	—	—	—	2,402,390	N/A	2,402,390

1Pursuant to the January 1, 2011 Executive Severance Pay Plan, as amended and restated on June 9, 2021, NEO’s cash severance for termination without cause prior to a change of control is two times for Mr. Edwards and one and a half times for the other NEOs the sum of (i) their annual base pay as in effect immediately prior to the date of termination plus (ii) their target cash incentive compensation award for the year in which termination occurs, with payments to be made in accordance with the Company's regular payroll schedule, plus the prorated annual incentive award based on actual performance for the year of termination; for termination without cause after a change of control, each NEO’s cash severance is two times the sum of (i) their base pay as in effect immediately prior to the date of termination plus
(ii) their target annual cash incentive compensation award for the year in which termination occurs, and will be paid in a single lump sum cash payment, plus (iii) a pro rata portion of the greater of their target or actual annual bonus for the year of termination; for disclosure purposes we have only reported the incremental value by which the target annual incentive exceeds the actual annual incentive, if any.
Further description of the terms applicable to cash severance payments is included under "Terms Applicable to Payments Upon
Termination of Employment."
2Health benefits are continued for the NEOs and their covered dependents after termination of employment under certain circumstances.
In such cases, the commitment is generally to provide for coverage for these benefits in a manner such that (i) benefits provided are substantially similar to those at termination and (ii) recipients of such benefits will not pay higher share of cost for such benefits than had been required prior to termination of employment based on elections in place at that time. Further description of the terms applicable to health and life insurance benefits is included under ‘‘Terms Applicable to Payments Upon Termination of Employment.’’ The NEOs are
entitled to receive continued health coverage for 18 months upon termination without cause or by the employee for good reason with or without a change in control.
3Upon termination without cause (or resignation for good reason) prior to or after a change of control, the NEOs are entitled to payment of the cost of outplacement services in an amount equal to the lesser of 15% of annual base salary at the time of termination, or $50,000.
4For the NEOs, represents the effect of accelerated vesting related to time-based RSUs, stock options, and performance-based RSUs.In the event of a change in control without termination: For the time-based RSUs, and performance-based RSUs granted in February 2023,
February 2024 and February 2025  pursuant to the award agreements, 100% of all outstanding and unvested RSUs would become immediately vested and exercisable if the successor in the change in control does not assume the stock units or does not issue replacement awards. For purposes of this disclosure, we have assumed that the awards will be assumed or replaced by the successor of the change in control and, therefore, have not reflected 100% immediate vesting on either the February 2023, February 2024, or
February 2025 awards. In the event of a change in control with termination within two years of a change in control: For all other unvested time-based restricted stock granted in February 2023, February 2024, and February 2025, 100% of the outstanding and unvested grants become fully vested and exercisable. For purposes of this disclosure, we have assumed that 100% of the outstanding and unvested target level of performance-based RSUs granted in February 2023, February 2024 and February 2025 will become fully vested. In the event of a termination upon death or disability prior to a change in control: For time-based RSUs granted in February 2023, February
2024 and February 2025, 100% of the unvested awards become fully vested and exercisable. For performance-based RSUs granted in
February 2023 and February 2024 and February 2025 100% of the target level of the unvested award become fully vested and exercisable.

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5Upon a change of control of the Company, each executive may be subject to certain excise taxes pursuant to Section 280G of the
Internal Revenue Code. Pursuant to the January 1, 2011 Executive Severance Pay Plan, the NEOs will receive the treatment that provides the best after-tax benefit (taking into account the applicable federal, state, and local income taxes and the excise tax) between
(i) total payments being delivered in full, or (ii) total payments cutback to such amount so that no portion of such total payments would be subject to the excise tax. These amounts assume that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the non-competition covenants included in the agreement. Amounts will be discounted to the extent the
Company can demonstrate by clear and convincing evidence that the non-competition covenants included in the agreement substantially constrains the executive’s ability to perform services and there is a reasonable likelihood that the non-competition covenants will be enforced against the individual.
TERMS APPLICABLE TO PAYMENTS UPON TERMINATION OF EMPLOYMENT
The terms applicable to payments upon termination of employment with respect to Messrs. Edwards, Banas, Clark, Couch, and Ott  are governed by the Executive Severance Pay Plan.
Named Executive Officers Covered by the Executive Severance Pay Plan (“Severance Plan”)
The Severance Plan, adopted in 2011 and amended and restated as of June 9, 2021, applies to officers of the Company, including our NEOs (currently Messrs. Edwards, Banas, Clark, Couch and Ott, the “Covered NEOs”) who are not covered by employment agreements that specifically provide for benefits upon termination of employment. Under the Severance Plan, if a
Covered NEO is terminated by the Company without “Cause,” as the term is defined in the Severance Plan and described below, prior to a change of control of the Company, then the Company will pay or provide the following:
•In the case of Mr. Edwards, the sum of his base pay as in effect immediately prior to his termination and the target annual cash incentive amount for the year in which his termination occurs multiplied by two; in the case of Messrs. Banas, Clark,
Couch and Ott, the sum of each executive’s current base pay as in effect immediately prior to their termination and the target annual cash incentive amount for the year in which their termination occurs multiplied by one and one-half. Cash
Severance payments are to be made in installment payments in accordance with the Company’s regular payroll schedule;
•A pro rata portion of the Covered NEO’s annual cash incentive compensation award for the year in which the termination occurs, based on actual performance;
•Continued health insurance coverage at the active employee rate for 18 months following the termination; and
•Outplacement services.
If a Covered NEO terminates employment for “Good Reason,” as the term is defined in the Severance Plan and described below, or is terminated by the Company without Cause during the two-year period following a change of control of the
Company, then the Company will pay or provide to the Covered NEO the following:
•The sum of the Covered NEO’s current base salary and the previous year’s target annual bonus, multiplied by two;
•A pro rata portion of the Covered NEO’s annual cash incentive compensation award for the year in which the termination occurs, based on target performance;
•Continued health insurance coverage at active employee rates for 18 months following the termination; and
•Outplacement services.
Termination for “Cause” under the Severance Plan means termination for any of the following reasons: (i) the executive’s material breach of his or her significant obligations to, or agreements with, the Company or its affiliates, if the breach is or may be materially injurious to the Company or its affiliates (and is not cured within 30 days of notice); (ii) the executive’s commission of and indictment for a felony, or certain other criminal or civil verdicts against the executive; or (iii) any other willful act or omission which is or may be materially injurious to the financial condition or business reputation of, or otherwise is or may be materially injurious to, the Company or its affiliates (and that is not cured within 30 days of notice).
Termination by an executive for “Good Reason” under the Severance Plan means termination during the two-year period following a change of control of the Company after any of the following: (i) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties compared to immediately prior to the change of control (subject to cure within 30 days of notice); (ii) a reduction in base pay or opportunities for incentive compensation other than a reduction that is applied generally to other executives in a similar manner (subject to cure within 30 days of notice); or (iii) a requirement that the executive change his or her principal location of work by more than 50 miles.
In exchange for these benefits, the Covered NEOs would be required to agree to (i) non-competition and non-solicitation provisions for the period represented by the applicable severance multiple, (ii) confidentiality and non-disparagement provisions, and (iii) a release of claims.
A “Change of Control” under the Severance Plan means the occurrence of any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or
“group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than certain permitted entities

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affiliated with the Company; or (ii) any person or group, other than such permitted entities, becomes the “beneficial owner” (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of greater than or equal to 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise. A transaction or series of transactions that would otherwise not constitute a Change of Control is treated as a Change of Control for purposes of the Covered NEO’s entitlements under the plan if clause (i) above is satisfied in respect of the business or division in which such executive is principally engaged.
The Severance Plan also provides that if any payment or the amount of benefits due under the plan or otherwise would be considered an excess parachute payment that subjects the Covered NEO to excise tax under Section 4999 of the Code, then the benefits will either be delivered in full or delivered in an amount such that no portion of the benefits would be subject to the excise tax, whichever would result in the receipt by the executive of the greatest benefit on an after-tax basis.
If a Covered NEO’s employment is terminated for any other reason, then no amounts are payable under the Severance Plan

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Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO
Cooper Standard has approximately 22,000 workers, including 3,900 contingent workers, with 124 facilities in 20 countries.
With our global footprint, a significant percentage (approximately 85%) of our employee population is located outside of the
United States. In line with the customary nature of manufacturing organizations, a large segment of our employees is operations-based and paid on an hourly basis (approximately 80%). To attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio (i.e., the total annual compensation of our CEO to the median of the annual total compensation of all our employees, other than the CEO (the “CEO Pay Ratio”))
below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.
In accordance with the pay ratio regulations, the Company is required to identify the median employee every three years at a minimum. For the 2026 Proxy Statement disclosure, the Company determined that there had not been a change in the circumstances of the identified median employee for fiscal 2025 or the Company’s employee population or compensation arrangements for fiscal 2025 relative to fiscal 2026 which the Company reasonably believes would result in a significant change in the CEO Pay Ratio disclosure. As such, the Company determined that use of the same previously identified median employee in 2025 for purposes of the 2026 CEO Pay Ratio outlined below, remains appropriate.
For 2025, to determine the CEO Pay Ratio required by Item 402(u) of Regulation S-K for the 2026 Proxy Statement disclosure, the Company first identified the median employee using our global employee population as of December 31, 2025, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date.  In determining our median employee, we used the consistently applied compensation measure of "gross compensation, excluding equity compensation", which included salary, overtime, shift differential, allowances, bonus payments, and other monetary payments provided by the employer during the period from January 1 through December 31, 2025. We annualized the gross compensation for newly hired permanent employees who were not employed for the entire year.
Our median employee represents the composition of our workforce, as the individual was located outside of the United States, in Czech Republic, and was in an hourly and production-based position.
Our median employee's 2025 compensation1 was $18,243. Comparing this to the Chief Executive Officer's 2025 compensation
($5,179,179), we estimate that the CEO Pay Ratio was 284:12.
Supplemental Ratio: The following is provided in addition to (and not as a substitute for) the required pay ratio disclosed above. If we accounted for the cost of living differences, the ratio of the annual total compensation of our CEO compared to that of the median employee identified above would be reduced approximately 40%. Specifically, the median employee's 2025 total compensation1 with the cost of living adjustment3 would have been $33,030. Comparing this to the Chief Executive
Officer's 2025 compensation ($5,179,179), the CEO Pay Ratio would have been 157:1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.
As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

1The median employee's annual total compensation was calculated using the Summary Compensation Table methodology as detailed in
Item 402(c)(2)(x) of Regulation S-K.
2We calculated the total compensation of Mr. Jeffrey S. Edwards, our CEO, as detailed in the Summary Compensation Table for 2025, and compared it to the median employee’s total compensation for 2025 to arrive at the Pay Ratio.
3Utilized the World Bank, Price level ratio of PPP Conversion Factor (GDP) to Market Exchange Rate for 2024.

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Pay Versus Performance
Set forth below is information demonstrating the relationship between executive compensation actually paid, calculated in accordance with the applicable SEC regulations (“CAP”) and the financial performance of the Company over the five-year period 2021 through 2025.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO[1] $	Compensation Actually Paid to PEO[2] $	Average Summary Compensation Table Total for Non-PEO NEOs[3] $	Average Compensation Actually Paid to Non-PEO NEOs[4] $	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income[7] $ (Millions)	Company Selected Measure:

					Company Total Shareholder Return[5] $	Peer Group Total Shareholder Return[6] $		Adjusted EBITDA[8] $( Millions)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	5,179,179	17,470,915	1,593,786	3,902,904	95	84	(4)	210
2024	8,702,693	3,530,059	2,268,299	1,410,228	39	69	(79)	181
2023	7,634,186	11,439,878	1,941,477	2,570,224	56	87	(202)	180
2022	4,707,758	1,890,963	1,349,459	924,716	26	82	(215)	43
2021	5,087,944	1,178,083	1,208,695	567,824	65	121	(323)	(8)

1The amounts shown in column (b) represent total compensation amount for the principal executive officer (“PEO”), Mr. Edwards, for each respective year as reflected in column (j) of the Summary Compensation Table ("SCT Compensation").
2The amounts shown in column (c) represent, for each respective year, the PEO's SCT Compensation, reduced by the grant date fair value of equity-based compensation for the PEO as reported in the applicable Summary Compensation Table; and increased (or decreased, as applicable) by the change in value of equity awards for the PEO during the year (as of year-end, or upon vesting or forfeiture, if earlier).  Mr. Jeffrey Edwards served as the PEO for years 2021 through 2025.
Mr. Edwards does not have a defined benefit pension; thus, the amounts in column (c) are not reflective of any adjustment associated with pension benefits or costs.

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		PEO					Other Non-PEO NEOs (average)
		2025	2024	2023	2022	2021	2025	2024	2023	2022	2021
		$	$	$	$	$	$	$	$	$	$
Summary Compensation Table (SCT) Total Compensation	(a)	5,179,179	8,702,693	7,634,186	4,707,758	5,087,944	1,593,786	2,268,299	1,941,477	1,349,459	1,208,695
SCT Change in Pension Value	(b)	—	—	—	—	—			—	—	—
CAP Pension Service Cost	(c)	—	—	—	—	—			—	—	—
SCT Stock and Option Awards Value	(d)	2,164,353	6,032,596	4,751,899	2,689,813	3,878,199	437,138	1,220,438	792,526	426,497	599,125
Fair Value as of Year- End of Equity Awards Granted during the Year	(e)	4,931,000	3,034,128	6,062,451	1,215,173	963,615	995,923	613,827	1,050,723	192,676	120,928
Fair value as of Vest Date of Equity Awards Granted during the Year	(f)	—	—	—	—	—			—	—	12,889
Increase (Decrease) from Prior Year-End in Fair Value of Awards That Vested During the Year	(g)	1,688,264	(532,212)	754,892	(253,996)	104,808	295,717	(90,701)	104,110	(42,014)	(17,898)
Year-over-Year Increase (Decrease) in Fair Value of Unvested Awards Granted in Prior Years	(h)	7,836,825	(1,641,955)	1,740,247	(1,088,159)	(1,100,085)	1,454,616	(160,759)	266,440	(148,908)	(106,829)
Fair Value at the End of the Prior Year of Awards that Failed to Meet Vesting Conditions in the Year	(i)	—	—	—	—	—	—	—	—	—	50,836
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total	(j)	—	—	—	—	—	—	—	—	—	—
Compensation Actually Paid (CAP) (k) = (a) - (b) + (c) – (d) + (e) + (f) + (g) + (h) - (i) + (j)	(k)	17,470,915	3,530,059	11,439,878	1,890,963	1,178,083	3,902,904	1,410,228	2,570,224	924,716	567,824

[3]The amounts shown in column (d) represent, for each respective year, the average of the total compensation amounts for all NEOs other than the PEO, as reflected in column (j) of the applicable Summary Compensation Table. See details in the table for footnote
2.
The non-PEO NEOs for each respective year, are as follows:

2025	2024	2023	2022	2021

Mr. Jonathan P. Banas	Mr. Jonathan P. Banas	Mr. Jonathan P. Banas	Mr. Jonathan P. Banas	Mr. Jonathan P. Banas
Mr. Patrick R. Clark	Mr. Patrick R. Clark	Mr. Patrick R. Clark	Mr. Patrick R. Clark	Mr. D. William Pumphrey, Jr.
Mr. Christopher E. Couch	Mr. Christopher E. Couch	Mr. Christopher E. Couch	Mr. Christopher E. Couch	Mr. Christopher E. Couch
Mr. Larry E. Ott	Ms. MaryAnn P. Kanary	Mr. Larry E. Ott	Ms. Joanna M. Totsky	Ms. Joanna M. Totsky
4The amounts shown in column (e) represent the average, for each respective year, of the CAP for all non-PEO NEOs, equal to SCT
Compensation, reduced by the grant date fair value of equity-based compensation as reported in the applicable Summary Compensation

63	2026 Proxy Statement

Table of Contents	Proposal 2
Table and the change in pension value as reported in the applicable Summary Compensation Table; and increased (or decreased, as applicable) by the change in value of equity-based awards during the year (as of year-end, or upon vesting or forfeiture, if earlier) and the pension service cost (and prior service cost, if applicable) associated with any applicable defined benefit pension benefit.  See details in the table for footnote 2.
For 2021, 2022, 2024 and 2025, no non-PEO NEOs had a defined benefit pension; thus, there was no impact on the calculation of CAP.
For 2023, Mr. Clark was the only NEO with a defined benefit pension; however, both the change in his pension value as reported in the
Summary Compensation Table and the combined service and prior service costs for 2023 associated with his pension benefit were zero, having no impact on the calculation of his CAP.
5The amounts shown in column (f) represent the Company's Total Shareholder Return or cumulative growth of a hypothetical $100 investment in the Company made as of December 31, 2020, reflected as of the end of each respective year, and inclusive of the reinvestment of all dividends, where applicable.
6The amounts shown in column (g) represent the Total Shareholder Return or cumulative growth of a hypothetical $100 investment made as of December 31, 2020 in the Standard & Poor's Supercomposite Auto Parts & Equipment Index, which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31,
2025, reflected as of the end of each respective year and inclusive of the reinvestment of all dividends, where applicable.
7The amounts shown in column (h) represent the Company's net income (loss) as reflected in Item 8. Financial Statements and
Supplementary Data - Consolidated Statements of Operations on page 48 in our Annual Report on Form 10-K for the fiscal year ended
December 31, 2025.
8For purposes of Item 401(v) of Regulation S-K, we have identified Adjusted EBITDA as our Company-Selected Measure, as described under “Annual Incentive Award” in the Executive Compensation Components section of the Compensation Discussion and Analysis.
Additional information regarding the Adjusted EBITDA measure is also provided with the Financial Performance Measures list below.
Financial Performance Measures
Set forth below is a list of the financial performance measures used to link compensation actually paid to NEOs for the most recently completed fiscal year to company performance.

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)[1]
•	Free Cash Flow[2]
•	Return on Invested Capital (ROIC)

1Adjusted EBITDA is defined as net income (loss) plus income tax expense (benefit), interest expense, net of interest income, depreciation and amortization (or “EBITDA”), as adjusted for items that management does not consider to be reflective of our core operating performance (including, but not limited to, restructuring costs, impairment charges, non-cash fair value adjustments and acquisition-
related costs).  Adjusted EBITDA is deemed by the Compensation Committee to be an appropriate objective measurement of the financial performance of the Company because it is an indicator of our strategy to achieve sustained profitable growth and align executive compensation with the interests of our stockholders over the long term. Further information regarding Adjusted EBITDA, including a description of the use of Adjusted EBITDA for NEO performance-based compensation for the most recently completed fiscal year is included under “Annual Incentive Award” under the Executive Compensation Components section.
2Free Cash Flow (FCF)  is a non-GAAP financial measure defined as net cash provided by operating activities minus capital expenditures.
During the most recently completed fiscal year, FCF was used as a financial measure within our annual incentive compensation programs for NEOs, designed to motivate leadership to execute our long-term growth strategy while delivering consistently strong financial results.
A description of the use of FCF as a metric for NEO performance-based compensation for the most recently completed fiscal year is included under “Annual Incentive Award” under the Executive Compensation Components section..
3Return on Invested Capital (ROIC)  is a non-GAAP financial measure defined as net operating profit after tax (NOPAT) plus joint venture earnings, including restructuring, divided by the five-quarter average of:  (i) net working capital (the sum of net receivables, net inventory, and minimum cash minus current liabilities); plus (ii) net property, plant and equipment (PPE), joint venture investments and goodwill and intangibles. During the most recently completed fiscal year, ROIC was used as a financial measure within our long-term incentive compensation programs for NEOs, designed to motivate leadership to execute our long-term growth strategy while delivering consistently strong financial results. A description of the use of ROIC as a performance metric for NEO performance-based compensation for the most recently completed fiscal year is included under “Long-Term Incentive Compensation” under the Executive Compensation Components section.

2026 Proxy Statement	64

Table of Contents Proposal 2
Relationship Between Financial Performance Measures and Executive Compensation Actually Paid
Set forth below are graphical depictions of the relationships between CAP for the PEO and the non-PEO NEOs, with: (i) the
Company’s TSR, (ii) peer group TSR, (iii) the Company’s net income, and (iv) Adjusted EBITDA, the Company-Selected
Measure.

65	2026 Proxy Statement

Table of Contents	Proposal 2

2026 Proxy Statement	66

Proposal 3
Ratification of Appointment of
Company’s Independent
Registered Public Accounting
Firm for 2026

Proposal 3 is the ratification of the Audit Committee’s selection and reappointment of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the
2026 fiscal year.
Each year, the Audit Committee reviews the performance, independence, and qualifications of the Company’s independent registered public accounting firm. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2005, and the Audit
Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2026. In considering whether to reappoint Ernst & Young LLP in 2026, the Audit Committee considered, among other things:
•all relationships between Ernst & Young LLP and the Company to determine Ernst & Young LLP’s continuing independence;
•Ernst & Young LLP’s knowledge of and expertise in the automotive industry and the Company’s business;
•Ernst & Young LLP’s global capacity and ability to serve the
Company’s worldwide operations;
•the qualifications and performance of the audit firm’s partners and managers who are responsible for the audit;
•the quality control procedures the audit firm has established;
•external data on audit quality and performance, including recent Public
Company Accounting Oversight Board (United States) (“PCAOB”)
reports on Ernst & Young LLP;
•the reasonableness of the fees paid to the audit firm for audit and permitted non-audit services, as more fully described below; and
•the firm’s known legal risks and any significant legal or regulatory proceedings in which it is involved.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

Ratification on an advisory basis of the Audit Committee’s reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are not counted as votes
FOR or AGAINST ratification and will therefore have no effect on such vote. If the stockholders fail to ratify the reappointment on an advisory basis, the Audit Committee will reconsider this selection and take such actions as it deems appropriate as a result of such advisory vote. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They are expected to be available to respond to your questions and may make a statement if they desire.

67	2026 Proxy Statement

Table of Contents	Proposal 3
Fees and Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by Ernst & Young LLP.
The Audit Committee is required to pre-approve all services Ernst & Young LLP provides to the Company.  All services provided are to conform with SEC and Public Company Accounting Oversight Board permitted services guidelines.  All fee and billing arrangements are reviewed with management of the Company prior to the commencement of services.  Ernst & Young
LLP regularly reports to the Audit Committee on services performed and to be performed by it with respect to which pre-
approval is required.  All of the audit, audit-related and tax services performed by Ernst & Young LLP were pre-approved by the
Audit Committee pursuant to its pre-approval policies and procedures.
During 2024 and 2025, we retained Ernst & Young LLP as the Company’s independent registered public accounting firm to provide services in the following categories and amounts (dollar amounts in thousands):

	2025	2024
	$	$
Audit fees[1]	3,374	3,499
Audit-related fees[2]	223	82
Tax fees[3]	488	631
All other fees[4]	—	—
Total	4,085	4,212

1Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits, audit services performed in connection with the issuance of comfort letters and consents and other services that are normally provided by the independent accountants in connection with our regulatory filings.
2Audit-related fees include services related to due diligence in connection with acquisitions and divestitures and audit procedures related to IT implementations.
3Tax fees include services related to tax compliance, tax advice, and tax planning.
4All other fees are related to other advisory services.
The Audit Committee has considered whether the provision of services described under the line items “Tax fees” and “All other fees” are compatible with maintaining Ernst & Young LLP’s independence. In light of the nature of work performed and the amount of the fees paid to Ernst & Young LLP for those services, the Audit Committee concluded that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

2026 Proxy Statement	68

Table of Contents Proposal 3
Report of the Audit Committee
The Audit Committee, which is comprised entirely of directors who have been determined to be independent under the applicable NYSE listing standards and SEC rules, was established for the purpose of assisting the Board in fulfilling its responsibility to oversee (i) the Company’s financial reporting process, (ii) the integrity of its financial statements, (iii) its compliance with legal and regulatory requirements, (iv) the independence and qualifications of its independent auditor, (v) the effectiveness of its internal controls, and (vi) the performance of its internal audit function and its independent auditor.
The Audit Committee is responsible for the appointment, compensation (including negotiation of fees), and oversight of the
Company’s independent registered public accounting firm. As part of its oversight and assessment of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided, the firm’s global capability, and the technical expertise and knowledge of the Company’s global operations and industry. The Audit
Committee also considers the impact of changing auditors when assessing whether to retain the current external auditor. In connection with the mandatory rotation of the independent registered public accounting firm’s lead engagement partner, the
Audit Committee is directly involved in the selection of the lead engagement partner. Based on its assessment, the Audit
Committee has determined that its selection of Ernst & Young LLP, as the Company’s independent registered public accounting firm, is in the best interest of the Company.
The Company’s management is responsible for its internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with U.S.
GAAP and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed with management the Company’s 2025 audited financial statements.
2.The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed pursuant to the applicable standards adopted by the PCAOB, including Ernst & Young LLP’s  evaluation of, and conclusions about, the qualitative aspects of the significant accounting principles and practices applied in the Company’s financial reporting.
3.The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the
Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described above.
4.Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Audit Committee
Stephen A. Van Oss, Chair
Christine M. Moore
Robert J.  Remenar

69	2026 Proxy Statement

Table of Contents	Proposal 3
Submitting Stockholder Proposals and Nominations for the 2027 Annual Meeting
Proposals received from stockholders will be carefully considered by the Company. Any proposal should be directed to the
Company’s secretary at 40300 Traditions Drive, Northville, Michigan, 48168. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2027 Annual Meeting in accordance with Rule 14a-8 under the
Exchange Act if they are received by the Company on or before December 3, 2026,120 days before the first anniversary of the mailing date of the 2026 proxy statement.
In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of
Rule 14a-4(c), such proposal must be delivered to the Company’s secretary at the Company’s principal offices not later than the last date for submission of stockholder proposals under the Company’s By-Laws. In order for a proposal to be “timely”
under the Company’s By-Laws, it must be received not later than February 13, 2027, and not earlier than January 14, 2027;
provided, however, if we hold the 2027 Annual Meeting more than 30 days before or more than 60 days after the anniversary of the 2026 Annual Meeting, notice by stockholders to be timely must be received no earlier than the opening of business on the 120th day prior to the 2027 Annual Meeting date and no later than the close of business on (i) the 90th day prior to the
2027 Annual Meeting date or (ii) the 10th day after the day on which disclosure of the date of the 2027 Annual Meeting is made, whichever is later. In addition, any notice of director nomination must include the additional information required by Rule
14a-19(b) under the Exchange Act.
Additional Information
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as
“householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the
Company by phone at (248) 596-5900 or by sending a written request to the Company at 40300 Traditions Drive, Northville,
Michigan, 48168, Attention: Secretary. If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as listed above.
Discretionary Voting of Proxies on Other Matters
As of the date of this proxy statement, there are no other matters that the Company’s management intends to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters are brought before the Annual Meeting in a proper manner, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

COOPER-STANDARD HOLDINGS INC. ATTN: MaryAnn Peterson Kanary 40300 Traditions Drive Northville, Michigan, 48168

VOTE BY INTERNET
Before The Meeting -  Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions, your questions to management and your request for electronic delivery of proxy materials up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting -  Go to www.virtualshareholdermeeting.com/CPS2026
You will be able to attend and vote at the Annual Meeting via the Internet by visiting the website referenced right above. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes
Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COOPER-STANDARD HOLDINGS INC.
The Board of Directors recommends you vote FOR the listed nominees.
1.	Election of Directors	For	Against	Abstain	The Board of Directors recommends you vote FOR Proposals 2 and 3.		For	Against	Abstain
	1a. John G. Boss	☐	☐	☐	2.	Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐
	1b. Jeffrey S. Edwards	☐	☐	☐	3.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
	1c. Richard J. Freeland	☐	☐	☐
	1d. Adriana E. Macouzet-Flores	☐	☐	☐
	1e. David J. Mastrocola	☐	☐	☐	NOTE: Conduct such other business as may properly come before the meeting or any adjournment thereof.
	1f. Christine M. Moore	☐	☐	☐
	1g. Robert J. Remenar	☐	☐	☐
	1h. Sonya F. Sepahban	☐	☐	☐
	1i. Stephen A. Van Oss	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _

COOPER-STANDARD HOLDINGS INC.
Annual Meeting of Stockholders
May 14, 2026 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey S. Edwards and MaryAnn Peterson Kanary, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COOPER-STANDARD HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 14, 2026, at
www.virtualshareholdermeeting.com/CPS2026, and any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side